SECURITIES AND EXCHANGE COMMISSION

                 Washington, D. C. 20549

                            FORM 8-K


               CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  Commission File Number
 January 17, 1996                                                      0-7674



                FIRST FINANCIAL BANKSHARES, INC.
        (Exact Name of Registrant as Specified in its Charter)


________Texas___________                 _________75-0944023_____
  (State of Incorporation)             (I.R.S. Employer  Identification No.)


       400 Pine Street, Abilene, Texas 79601
          (Address of Executive Offices and Zip Code)

Regristrant's Telephone Number (915) 675-7155

ITEM 2.  Acquisition or Disposition of Assets.

    A.  Acquisition of Citizens Equity Corp.

    On January 17, 1996, First Financial Bankshares, Inc. (the "Company") concluded and consummated its purchase, for cash, of all of the issued and outstanding shares of the common stock of Citizens Equity Corp. ("Citizens Equity"), a Texas corporation and registered bank holding company which owns 99.3% of all of the issued and outstanding shares of The Citizens National Bank of Weatherford ("Citizens National"). The purchase price for the shares purchased was $60.00 per share and the aggregate consideration for the 106,580 issued and outstanding shares of common stock was $6,394,800. The Company purchased the shares of Citizens Equity common stock pursuant to a Stock Purchase and Sale Agreement dated September 7, 1995, between the Company, Citizens Equity, Citizens National and certain shareholders of Citizens Equity (the "Principal Shareholders") owning, in the aggregate, more than two-thirds (2/3) of the issued and outstanding shares of Citizens Equity. Pursuant to the Agreement, the Company made a cash tender offer to the remaining shareholders of Citizens Equity and consummation of the transaction was conditioned upon tender of 100% of the issued and outstanding shares of Citizens Equity common stock. Letters of Transmittal from all shareholders of Citizens Equity and certificates representing all of the issued and outstanding shares of Citizens Equity common stock were tendered to the Escrow Agent named in the Agreement and held by the Escrow Agent pending approval of the proposed acquisition by the Federal Reserve Board and other federal and state regulatory authorities. Written approval for the transaction was given by the Federal Reserve Bank of Dallas on or about November 20, 1995. None of the persons from whom the Company purchased Citizens Equity stock has any material relationship with the Company, any affiliate of the Company, any director or officer of the Company, or any associate of any director or officer. Funding for the purchase came from available cash of the Company.

    In addition to the purchase of stock, the Company assumed approximately $6,725,000 in indebtedness of Citizens Equity, substantially all of which was incurred by Citizens Equity when it acquired Citizens National. Immediately following the closing of the stock purchase, the Company contributed additional capital to Citizens Equity in the amount of $6,698,389, of which $5,550,528 was applied to payment of Citizens Equity's debt to a commercial bank and the balance ($1,147,861) used to acquire additional shares of Citizens National common stock from minority shareholders of Citizens National. The Company also caused Citizens Equity to redeem all 311 issued and outstanding shares of Citizens Equity's preferred stock for a total cash consideration of $26,948.15.

    Citizens Equity is a Texas corporation having its principal office and place of business in the City of Weatherford, Parker County, Texas, on the west end of the Dallas-Fort Worth metropolitan area. Its authorized capital consists of 1,000,000 shares of common stock, par value $1.00 each, of which 106,580 are presently issued and outstanding and 1,000,000 shares of 7.5 percent cumulative preferred stock, par value $86.65, of which 311 shares were previously issued, but have now been redeemed.
Citizens Equity has total assets of approximately $13.2 million, substantially all of which is its stock in Citizens National, its only operating subsidiary. Citizens National was originally chartered in 1868 and at December 31, 1995, had total assets of approximately $97.9 million and Shareholders' Equity of approximately $13.1 million. Its authorized capital consists of 110,000 shares of common stock, par value $5.00, of which 91,661 shares are presently issued and outstanding, and of those 91,037 shares are now owned by Citizens Equity. Following acquisition of all of the issued and outstanding shares of Citizens Equity common stock, a new Board of Directors was elected comprised of Kenneth T. Murphy, Chairman of the Board, President and Chief Executive Officer of the Company, Curtis R. Harvey, Executive Vice President and Chief Financial Officer of the Company, and Tommy J. Barrow, Executive Vice President of the Company. It is the intent of the Company to merge Citizens Equity with and into the Company and, ultimately, to merge Citizens National with and into Weatherford National Bank.

    B.  Acquisition of Weatherford National Bancshares, Inc.

    On January 17, 1996, the Company commenced consummation of the Stock Exchange Offer (the "Exchange Offer") made to the shareholders of Weatherford National Bancshares, Inc. ("Weatherford Bancshares"), pursuant to the Stock Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") dated October 20, 1995, between the Company, Weatherford Bancshares, Parker Bancshares, Inc. ("Parker Bancshares"), the wholly-owned subsidiary of Weatherford Bancshares, and Weatherford National Bank ("Weatherford National"), the wholly-owned subsidiary of Parker Bancshares. Pursuant to the Exchange Agreement, the Company offered to acquire from the shareholders of Weatherford Bancshares all (but not less than 90%) of the issued and outstanding shares of Weatherford Bancshares' common stock ("Weatherford Bancshares Stock") in exchange for shares of the common stock of the Company, with cash to be issued in lieu of any fractional shares of the Company's stock to which the shareholders of Weatherford Bancshares would otherwise be entitled. The shares of the Company's common stock issued in connection with the Exchange Offer were registered with the Securities and Exchange Commission and the Registration Statement was declared effective on December 15, 1995. Prior to commencing the Exchange Offer, the Company and Weatherford Bancshares had obtained the approval of the Federal Reserve Board and other regulatory authorities for the Company to acquire Weatherford Bancshares and its subsidiaries.

    Pursuant to the terms of the Exchange Agreement, and as set forth in the Prospectus delivered to the shareholders of

Weatherford Bancshares, the Company offered to exchange 1.50 shares of the Company's common stock for each share of Weatherford Bancshares Stock tendered by Weatherford Bancshares' shareholders and to pay cash for any fractional shares of the Company's stock to which Weatherford Bancshares' shareholders would otherwise be entitled on the basis of $33.00 per share. Consummation of the Exchange Offer required that at least 90% of the issued and outstanding shares of Weatherford Bancshares' Stock be tendered for exchange and that certain other conditions precedent to consummation of the transaction (as set forth in the Exchange Agreement) also be satisfied. On January 16, 1995, the Company was notified by the Escrow Agent named in the Exchange Agreement that the Escrow Agent had received for exchange stock certificates for more than 94% of the issued and outstanding shares of Weatherford Bancshares Stock. On January 17, 1996, upon satisfaction of the remaining conditions precedent to consummation of the transaction, the Company instructed the Escrow Agent to commence mailing certificates for the Company's common stock (and checks in payment for any fractional shares of such stock) to the shareholders of Weatherford Bancshares who had tendered their shares of Weatherford Bancshares Stock. As of January 18, 1996, the date the Escrow Agent commenced mailing shares of the Company's common stock to shareholders of Weatherford Bancshares, the Company had acquired 214,988 shares (99.5%) of the issued and outstanding shares of Weatherford Bancshares Stock and, in exchange therefor, issued 323,002 shares of the Company's common stock and checks totalling $166.70 in payment for fractional shares. The total consideration paid by the Company for the shares for Weatherford Bancshares Stock tendered in exchange for the Company's stock was $10,659,233, including the cash paid in lieu of fractional shares of the Company's stock. The funds for payment by the Company of cash in lieu of issuing fractional shares of its common stock were provided by the Company out of its own cash reserves.

    Weatherford Bancshares is a Texas corporation having its principal office and place of business in the City of Weatherford, Parker County, Texas. Weatherford Bancshares has one class of stock, being common stock having a par value of Five Dollars ($5.00) per share, of which 215,988 shares are issued and outstanding. As of December 31, 1995, Weatherford Bancshares had assets of approximately $5.3 million, the principal asset of Weatherford Bancshares being 25,096 shares (100%) of the issued and outstanding capital stock of Parker Bancshares, a Delaware corporation and registered bank holding company. Parker Bancshares, as of December 31, 1995, had total assets of approximately $5.2 million, comprised primarily of its ownership of 200,000 shares (100%) of the issued and outstanding capital stock of Weatherford National. Weatherford National is a national banking association located in the City of Weatherford, Parker County, Texas. The authorized capital of Weatherford National consists of 200,000 shares of common stock having a par value of $5.00 per share. As of December 31, 1995, total assets of

Weatherford National were approximately $64.0 million. In addition to its main banking offices in the City of Weatherford, Weatherford National also has a branch facility in the City of Weatherford.

    Following consummation of the Exchange Offer, the Company intends to merge Weatherford Bancshares with and into the Company, merge Parker Bancshares with and into the Company's wholly-owned subsidiary bank holding company, First Financial Bankshares of Delaware, Inc., and then, ultimately, to merge Citizens National with and into Weatherford National under the charter of Weatherford National. The principal offices of Citizens National at 101 N. Main in the City of Weatherford will become the principal banking offices of the merged banks, Weatherford National will continue to operate its existing facilities as branch facilities of the merged banks, and the current branch facility of Citizens National in the City of Aledo, Texas will likewise become a branch facility of Weatherford National. Consummation of the mergers of the non-bank subsidiaries will be carried out under the laws of the States of Texas and Delaware and the merger of Citizens National into Weatherford National will be carried out under federal banking laws. It is anticipated that the merger of Citizens National into Weatherford National will occur early in the second quarter of 1996.

Item 7.  Financial Statements and Exhibits

    Although the events described in this Report have been described under Item 2 of the General Instructions to Form 8-K, neither of the acquisitions is deemed to involve a significant amount of the assets of the Company and its subsidiaries, as provided in (b) 4. of Item 2 of the General Instructions. Accordingly, no financial statements or proforma financial information is being provided with this Current Report.

    Listed below are the Exhibits filed with this Report in accordance with Item 6.01 of Regulation S-K and Item 7 of the General Instructions to Form 8-K:

    1.   Stock Purchase and Sale Agreement dated September 7,
         1995, between the Company, Citizens Equity Corp., The
         Citizens National Bank of Weatherford and the Principal
         Shareholders; and

    2. Stock Exchange Agreement and Plan of Reorganization dated October 20, 1995, between the Company, Weatherford
         National Bancshares, Inc., Parker Bancshares, Inc. and
         Weatherford National Bank.

                                                        SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            FIRST FINANCIAL BANKSHARES, INC.
                                            (Registrant)


                                      By: __________________________________
DATE:  January 30, 1996                   CURTIS R. HARVEY
                                          Executive Vice President and
                                          Chief Financial Officer

[RW 123:24]





                     STOCK PURCHASE AND SALE AGREEMENT

    THIS AGREEMENT is made and effective as of this 7th day of September, 1995, between (1) FIRST FINANCIAL BANKSHARES, INC. (hereinafter referred to as "First Financial"), a Texas corporation with its principal office in the City of Abilene, Taylor County, Texas; (2) CITIZENS EQUITY CORP. (hereinafter referred to as "Citizens Equity"), a Texas corporation and bank holding company with its principal office in the City of Weatherford, Parker County, Texas; (3) THE CITIZENS NATIONAL BANK OF WEATHERFORD (hereinafter referred to as "Citizens National"), a national bank having its principal office in the City of Weatherford, Parker County, Texas; and (4) DON MAPLES, BETTY MAPLES, DON MAPLES I.R.A. (Citizens National, Custodian), ROY GROGAN, as Trustee, O. L. PITTS, C. KENT McINTOSH, RICHARD HUGHES and PAMELA TRUST (Pamela Pitts McIntosh and Altus Hayes, Trustees) (hereinafter referred to as "Principal Shareholders").

    The issued and outstanding stock of Citizens Equity Corporation, as of the date of this Agreement, consists of (1) 106,580 shares of Common Stock (the "Citizens Equity Stock") having a par value of One Dollar ($1.00) each and (2) 311 shares of Preferred Stock having a par value of Eighty-Six Dollars and Sixty-Five Cents ($86.65) each (hereinafter called the "Citizens Preferred Stock"). According to the records of Citizens Equity, the Citizens Equity Preferred and Common Stock is presently held by those individuals, trusts, estates, corporations and other entities (the "Shareholders") identified in the Shareholders' List attached hereto as Exhibit A.

    The Principal Shareholders collectively own 72,936 shares (approximately 68%) of the Citizens Equity Stock. The remaining 33,644 shares of Citizens Equity Stock (approximately 32%) are owned by the other shareholders (the "Minority Shareholders") identified in the Shareholders List attached hereto as Exhibit A.

   Citizens Equity owns 83,010 shares (90.6%) of the issued and outstanding capital stock of Citizens National (the "Citizens National Stock"). It is contemplated by this Agreement that, prior to the Closing Date (herein defined), Citizens Equity shall acquire, or have entered into binding, enforceable and assignable contracts to acquire (acceptable to First Financial as to price and terms) substantially all of the Citizens National Stock not owned by Citizens Equity as of the date of this Agreement. Citizens National is the only subsidiary of Citizens Equity. There are no other corporations or other business entities which are considered affiliates of Citizens Equity or Citizens National, except the 1868 Corporation, which is an uncapitalized, non-operating, Delaware Corporation.

    Pursuant to, and subject to, the provisions hereinafter set forth, First Financial agrees to purchase from the Shareholders all of the issued and outstanding shares of Citizens Equity Stock (hereinafter referred to as the "Shares") for cash to be paid by First Financial. First Financial shall not be obligated to purchase, shall not offer to purchase and shall not purchase any shares of Citizens Preferred Stock. (See Section 2.12.)

    THEREFORE, in consideration of the premises, and in further consideration of the mutual covenants and on the basis of the representations and warranties set forth herein, First Financial, Citizens Equity, Citizens National and Principal Shareholders have agreed, and by these presents do hereby agree, as follows:

                                 ARTICLE 1

                    PURCHASE AND SALE OF CAPITAL STOCK


    1.1. Sale of Stock.

         (1) Subject to the terms and conditions of this Agreement, each Principal Shareholder shall sell to First
Financial, and First Financial shall purchase from each Principal
Shareholder, all of the Shares owned by such Principal
Shareholder, the Shares owned by each Principal Shareholder and to be sold and purchased being as follows:

                                            Number of Shares
         Name of Shareholders                   To Be Sold


         Don and Betty Maples                      15,949
         Betty Maples                                 682
         Don Maples I.R.A.                         10,000
         Roy Grogan,  Trustee                       7,952
         O.L. Pitts                                22,948
         C. Kent McIntosh                           2,726
         Richard Hughes                             4,274
         Pamela Trust                               8,405
                                                   72,936

         (2) Subject to the terms and conditions of this Agreement, or as more provided in Article 9 below, First
Financial shall offer to purchase from each of the Minority
Shareholders all of the Shares owned by the Minority
Shareholders.  The number of Shares owned by Minority
Shareholders and for which First Financial shall make an offer to purchase (the "Offer") are set out in the Shareholders List attached hereto as Exhibit A.

         (3) First Financial will not be obligated to purchase any of the Shares unless all (100%) of the Shares are tendered for purchase by First Financial pursuant to the Offer within the time period specified by the Offer. If less than all Shares of Citizens Equity stock shall be tendered for sale by the Shareholders, but at least 90 percent of the Shares (the "Required Amount of Citizens Equity Stock") shall be tendered for sale, First Financial, at its election, may (but shall not be required to) proceed to purchase all of the tendered Shares by paying the consideration prescribed in Section 1.2.

    1.2. Consideration for Sale.

         (1) Subject to Paragraphs (2) and (3) below, the purchase price to be paid by First Financial for all of the Shares of Citizens Equity shall be $6,394,800.00 and, at Closing (as defined below), First Financial shall pay each Shareholder $60.00 for each Citizens Equity Share sold by the Shareholder to First Financial.

         (2) The cash consideration to be paid by First Financial, as described in Paragraph 1.2(1), shall be subject to adjustment if either the total Shareholders' Equity of Citizens National at December 31, 1995, is less than $8,000,000 after deducting (i) the unrealized loss (net of deferred tax) in its investment portfolio and (ii) the amount (net of deferred tax) by which the book value of its banking facilities and land exceeds the appraised values thereof; or the total liabilities of Citizens Equity at December 31, 1995, exceed $6,725,000. If either the Shareholders Equity of Citizens National is less than $8,000,000 or the total liabilities of Citizens Equity exceed $6,725,000 as of December 31, 1995, then First Financial may request an adjustment of the purchase price by written notice to Citizens Equity and the Principal Shareholders. First Financial, Citizens Equity and the Principal Shareholders shall have ten
(10) days from the date of such notice within which to negotiate an equitable adjustment in the purchase price. If First Financial, Citizens Equity and the Principal Shareholders shall be unable, within said ten-day period, to agree upon a new or revised purchase price for the Shares, then either First Financial or Citizens Equity may, by notice in writing to the other, terminate this Agreement. For purposes of this Paragraph
(2), "total liabilities" of Citizens Equity shall include the amount required by Citizens Equity to redeem and pay for all shares of Citizens Preferred Stock and also the amount required by Citizens Equity to purchase all of the remaining shares of Citizens National Stock not presently owned by Citizens Equity.

         (3) The cash consideration to be paid by First Financial shall also be adjusted if, as of the Closing Date, Citizens Equity does not own (or has not entered into binding and enforceable contracts to acquire) at least 99.5% of the Citizens National Stock, but First Financial waives such condition precedent and elects to proceed with the purchase of Citizens Equity Stock. In such event, the purchase price per Share of Citizens Equity Stock shall be determined by multiplying the purchase price per Share determined under Paragraphs (1) and (2) above by a fraction, the numerator of which is the number of shares of Citizens National Stock which Citizens Equity owns (or is under binding agreements to purchase) and the denominator of which is the total number of issued and outstanding shares of Citizens National Stock.

    1.3. Closing.

         (1)  Subject to receipt of the approvals required by
Section 2.1 and the lapse of all mandatory waiting periods, the sale and purchase of Stock contemplated by this Agreement shall be closed (the "Closing") at the offices of the Escrow Agent (as defined in Section 10.2) in the City of Abilene, Texas, on such date, and at such time, as First Financial, Citizens Equity and the Principal Shareholders shall determine, but as soon after January 1, 1996, as is reasonably practicable, but in any event not later than February 29, 1996 (the "Closing Date").

         (2)  At Closing,

              (a) each Principal Shareholder shall deliver to First Financial the certificates representing all of the Principal Shareholder's Shares as stated in Section 1.1, each of which shall be duly endorsed in blank or accompanied by a separate stock power duly executed in blank;

              (b) the Escrow Agent (as defined in Section 9.2) shall deliver to First Financial all certificates representing Shares tendered by Minority Shareholders pursuant to the Offer, together with the Transmittal Letters executed and delivered to the Escrow Agent by the Minority Shareholders who have tendered Shares for purchase pursuant to the Offer;

              (c) First Financial shall pay to each Principal Shareholder in cash the total amount of the purchase price payable to the Principal Shareholder as provided in Section 1.2, payment to be by check drawn on First Financial's account at First National Bank of Abilene; and

              (d) First Financial shall pay to the Escrow Agent in cash the total amount of the purchase price payable, as provided in Section 1.2, to all Minority Shareholders who have tendered or offered to tender Shares for purchase pursuant to the Offer, payment to be by First Financial depositing such amount for credit to the account of the Escrow Agent at First National Bank of Abilene for distribution by the Escrow Agent to the Minority Shareholders in accordance with Article 9.

    1.4. Offer Termination Date.

          Unless otherwise extended by First Financial, the Offer to purchase the Citizens Equity Stock from the Minority
Shareholders shall terminate  September 29, 1995.

    1.5. Merger. If the Required Amount of Citizens Equity Stock is tendered in exchange for cash, if all other conditions precedent to consummation of the transaction are satisfied (or, if not satisfied, are waived by First Financial) and if First Financial shall consummate the stock purchase and sale by delivering the cash payments to which the tendering Shareholders are entitled hereunder, then it is the present intent of First Financial to thereafter merge Citizens Equity with and into First Financial's wholly-owned Delaware subsidiary holding company, First Financial Bankshares of Delaware, Inc. ("FFB Delaware") pursuant to applicable law.

                                 ARTICLE 2

               CONDITIONS PRECEDENT TO STOCK PURCHASE OFFER
                      AND CONSUMMATION OF TRANSACTION

    Unless otherwise agreed in writing by First Financial, Citizens Equity and the Principal Shareholders, the obligations of First Financial to make the Offer to the Shareholders pursuant to this Agreement, and thereafter, the obligations of First Financial, Citizens Equity and the Principal Shareholders to consummate the stock purchase and sale contemplated by this Agreement shall be expressly subject to the satisfaction of the following conditions except as otherwise expressly provided herein:

    2.1. Regulatory Approvals.

          (1)  The Board of Governors of the Federal Reserve
System shall have approved, in writing, the acquisition by First
Financial of all of the issued and outstanding capital stock of Citizens Equity;

          (2) all other approvals and authorizations of, filings and registrations with, and notifications to, all federal, state and local authorities required for the consummation of the transaction contemplated hereby shall have been obtained or made and shall be in full force and effect; and

          (3) all mandatory waiting periods shall have elapsed.

    2.2. Accuracy of Representations and Warranties. Except as otherwise expressly provided herein, all of the representations and warranties of First Financial, Citizens Equity, Citizens National and the Principal Shareholders contained in this Agreement shall be true as of the Closing Date, with the same force and effect as though made on the Effective Date and Closing Date, respectively, and there shall be delivered on the Effective Date and the Closing Date appropriate certificates of authorized officers of First Financial, Citizens Equity and Citizens National to such effect.

    2.3. Performance of Agreements. First Financial, Citizens Equity, Citizens National and the Principal Shareholders shall have performed all obligations and agreements, and shall have complied with all covenants and conditions, contained in this Agreement to be performed and complied with by it or them on or prior to the Closing.

    2.4. No Governmental Proceeding or Litigation. No order, judgment or decree of any competent court, governmental body or regulatory authority shall be outstanding which declares or seeks a declaration that this Agreement is invalid or which restrains, or seeks to restrain, the consummation of the cash offer contemplated hereby; and no action or proceeding shall be pending which questions the validity or legality of, or seeks to restrain the consummation of, the cash offer contemplated by this Agreement.

    2.5. Independent Audit. Receipt by First Financial of consolidated reports of Citizens Equity audited and prepared by Arthur Andersen LLP, at First Financial's expense, covering the length of time and prepared in such manner as will satisfy the requirements and regulations governing the preparation and furnishing of financial statements in connection with this stock purchase and sale transaction.

    2.6. Tender of Shares. The delivery to the Escrow Agent by the Shareholders of duly and properly executed Transmittal Forms which agrees to effectively transfer and assign all of their Shares of Citizens Equity Stock (being all of the issued and outstanding shares of Citizens Equity Stock) to First Financial free and clear of all liens, options and encumbrances and with all of such Stock being fully paid and non-assessable at the time of transfer; provided, that with respect to any Shares pledged to secure indebtedness owed by a Shareholder, the Shareholder, joined by the creditor to whom such indebtedness is owed, shall have delivered to the Escrow Agent a binding written agreement (the "Commitment Letter") to deliver to the Escrow Agent duly and properly executed Transmittal Forms, along with stock certificates for the subject Shares, upon payment of the indebtedness secured by such Shares and, if necessary to secure release and delivery of the Shares, to apply all or a sufficient portion of the purchase price payable to such Shareholder under this Agreement and the Offer to payment of such indebtedness.

    2.7. No Material Changes. The absence of any material adverse change in the financial conditions of First Financial, Citizens Equity or Citizens National between July 31, 1995 and the Closing Date.

    2.8. Opinion of Citizens Equity's Counsel. First Financial shall have received the written opinion of counsel for Citizens Equity and Citizens National, dated at or as of the Closing Date and in form and substance satisfactory to First Financial and its counsel, that

         (1) Citizens Equity is duly organized, validly existing and in good standing under the laws of the State of Texas;

         (2) Citizens National is duly organized, validly existing and in good standing under the laws of the United States and of the State of Texas;

         (3) Citizens Equity and Citizens National have all requisite power and authority to execute and deliver this Agreement and to consummate the transaction contemplated thereby;

         (4) the execution and delivery by Citizens Equity and Citizens National does not, and the consummation of the transaction contemplated thereby, will not contravene or violate any provisions of or constitute a default under the (a) Articles of Incorporation or Association or Bylaws of Citizens Equity or Citizens National or (b) any law, regulation, rule, decree, order or judgment of any court, governmental agency or public body applicable to Citizens Equity or Citizens National or any of their respective assets or property;

         (5) all consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by Citizens Equity and Citizens National of this Agreement have been obtained;

         (6) Citizens Equity and Citizens National have good and merchantable title to all of their assets and properties;

         (7) all of the outstanding shares of Citizens Equity
Stock and Citizens National Stock have been validly issued and are non-assessable and fully paid;

         (8) except as reflected in Disclosure Schedules C and D, there are no known material liabilities, claims or lawsuits pending against Citizens Equity or Citizens National or any of their respective properties or assets;

         (9) since the date of this Agreement and the Closing
Date, there has been no increase in the number of issued and outstanding shares of Citizens Equity Stock;

         (10) since the date of this Agreement and the Closing
Date, there has been no increase in the number of issued and outstanding shares of Citizens National Stock; and

         (11) except as disclosed in Disclosure Schedule F, all Citizens National Stock owned by Citizens Equity is free and clear of liens, security interests, transfer restrictions and other encumbrances.

    2.9. Environmental Report. First Financial shall have received, at Citizens Equity's expense, a satisfactory Phase I Environmental Assessment report covering all real property of Citizens Equity and Citizens National, whether such real property is used by Citizens Equity or Citizens National in its corporate or banking business, held for resale or otherwise owned or held by Citizens Equity or Citizens National.

    2.10. Opinion of First Financial's Counsel. Citizens Equity shall have received the written opinion of counsel for First Financial, dated at or as of the Closing Date and in form and substance satisfactory to Citizens Equity and its counsel, that

         (1) First Financial is duly organized, validly existing and in good standing under the laws of the State of Texas;

         (2) First Financial has all requisite power and authority to execute and deliver the Agreement and to consummate the transaction contemplated thereby;

         (3) the execution and delivery by First Financial of the Agreement does not and the consummations of the transaction contemplated thereby will not contravene or violate any provision of or constitute a default under the (a) articles of incorporation or bylaws of First Financial, or (b) any law, regulation, rule, decree, order or judgment of any court, governmental agency or public body applicable to First Financial or its assets or properties; and

         (4) that all consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by First Financial of the Agreement have been obtained.

    2.11. Termination of Employee Stock Ownership Plan. The Board of Directors of Citizens Equity shall, prior to the Closing Date, adopt such resolutions, and take such other action, as may be necessary to terminate the Citizens Equity Corporation Employee Stock Ownership Plan (the "ESOP") as adopted effective January 1, 1988; provided, that such resolutions may provide that termination of the ESOP and disposition of the assets of the ESOP shall be subject to consummation of the stock sale and purchase transaction contemplated by this Agreement.

    In addition, First Financial and its counsel shall be satisfied, in their opinion, that (1) the ESOP is a qualified plan under, and in full compliance with, the Employee Retirement Income Security Act of 1974, ("ERISA"), as amended, the Internal Revenue Code of 1986, as amended, and all other applicable laws, rules and regulations; and

        (2) no facts or circumstances exist which, in the opinion of First Financial and its counsel, may result in liability to First Financial, Citizens Equity, Citizens National or any of its or their directors, officers or employees arising out of, or in connection with, the administration of the ESOP or termination of the ESOP if the transaction contemplated by this Agreement is consummated.

    2.12. Redemption of Preferred Stock. Citizens Equity shall, prior to the Closing Date, adopt such resolutions, and take such other action, as may be necessary or appropriate under the circumstances to redeem all of the issued and outstanding shares of Citizens Preferred Stock.

    2.13. Shareholder Debt. Principal Shareholders O. L. Pitts ("Pitts") and Pamela Trust shall have entered into binding and enforceable written agreements (Disclosure Schedule N) which provide for the payment from proceeds received from the sale of their Citizens Equity Stock, respectively, of all indebtedness including both principal and accrued interest owing to Citizens National as of the closing date. Also, Principal Shareholders Pitts and Pamela Trust shall have delivered to the Escrow Agent appropriate written instructions for the Escrow Agent to remit to Citizens National that portion of the cash proceeds otherwise payable to Pitts and Pamela Trust as shall be required to pay, in full, as to both principal and interest, all indebtedness of Pitts and Pamela Trust owed to Citizens National as of the closing date.

    2.14. Citizens National Stock. Citizens Equity shall own and/or have entered into binding, enforceable and assignable contracts to acquire, at least 99.5% of the shares of Citizens National Stock not owned by Citizens Equity at the time of this Agreement.

    2.15.  Cancellation of Contracts.  Citizens Equity and
Citizens National shall have canceled or otherwise terminated all consulting or other similar agreements with third parties, including any such agreement between Citizens Equity and/or
Citizens National and any shareholder, director, officer or employee of Citizens Equity or Citizens National.

    2.16. Refinancing of Debt. First Financial shall have arranged for, or assisted Citizens Equity in obtaining, a binding written loan commitment for refinancing of Citizens Equity's current indebtedness to First State Bank N. A., Abilene, Texas, secured by the shares of Citizens National Stock owned by Citizens Equity, such refinancing being as to the unpaid principal balance owing upon such indebtedness as of October 15, 1995.

    2.17 Dissolution of Subsidiary. Citizens Equity shall have taken all necessary actions to dissolve, and shall have obtained a Certificate of Dissolution of, 1868 Corporation, its unorganized and non-operating Delaware subsidiary corporation.


                                 ARTICLE 3

                      WARRANTIES AND REPRESENTATIONS
                 OF CITIZENS EQUITY AND CITIZENS NATIONAL

    Citizens Equity and Citizens National hereby jointly and severally make the following warranties and representations to First Financial:

    3.1. Organization and Standing of Citizens Equity. Citizens Equity is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted. Citizens Equity is also a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The copies of the Articles of Incorporation and Bylaws of Citizens Equity, including all amendments thereto, delivered, or to be delivered, to First Financial are, or will be, complete and accurate in all respects.

    3.2. Organization and Standing of Citizens National. Citizens National is a national bank duly organized, validly existing and in good standing under national banking laws, with corporate power to own property and carry on its business as it is now being conducted. Citizens National is an insured bank under the Federal Deposit Insurance Act. All of the banking business and all of the banking offices and facilities of Citizens National are located within the State of Texas. The copies of the Articles of Association and Bylaws of Citizens National, including all amendments thereto, delivered, or to be delivered, to First Financial are, or will be, complete and accurate in all respects.

    3.3. Subsidiaries and Affiliates. Except as set forth on Page 1, Citizens Equity does not have any subsidiaries. Citizens
National does not have any subsidiaries. Neither Citizens Equity nor Citizens National holds any interest in any other corporation, firm, joint venture or partnership, except

         (1) as security for repayment of loans to customers of Citizens National,

         (2) as acquired by Citizens National through foreclosure or otherwise by reason of debt previously contracted, or (3) for authorized investment securities purchased by Citizens Equity or Citizens National for its own account (but, as a result of which investments, neither Citizens Equity nor Citizens National is considered to be an affiliate of the issuer of such securities or otherwise controls, is controlled by or is under common control with, the issuer of any such investment securities).

    3.4. Capitalization. As of the date of this Agreement, the authorized capital stock of Citizens Equity consists of 1,000,000 shares of common stock of a par value of $1.00 each, of which 106,580 are presently issued and outstanding; and 1,000,000 shares of $86.65 par value, 7.5 percent cumulative preferred stock, of which 311 are presently issued and outstanding.
The authorized capital stock of Citizens National consists of 110,000 shares of common stock of a par value of $5.00, of which 91,661 are presently issued and outstanding. Citizens Equity now owns all but 8,651 shares of the issued and outstanding common stock of Citizens National, but as of the Closing Date will have acquired all or substantially all of the issued and outstanding common stock of Citizens National not owned as of the date of this Agreement. All rights, privileges, restrictions (if any), terms and provisions governing the shares of common stock of Citizens Equity and Citizens National are described in the Articles of Association and Bylaws (as amended) of Citizens Equity and Citizens National, respectively; and, except for shares of Citizens National pledged to secure the debt of Citizens Equity as described in Disclosure Schedule F, there are not (nor shall be on the Closing Date) any outstanding or authorized subscriptions, options, warrants, calls, rights or commitments or any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to, any of the capital stock of Citizens Equity or Citizens National.

    3.5. Authority of Citizens Equity and Citizens National.
This Agreement has been duly executed and delivered by, and has been duly authorized by all necessary corporate action on the part of, Citizens Equity and Citizens National, respectively, and, subject to the conditions precedent to closing of this transaction set forth herein, is a valid, legally binding and enforceable obligation of Citizens Equity and Citizens National. Subject to First Financial's obtaining the approval of the Board of Governors of the Federal Reserve System, neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision in the Articles of Incorporation, Articles of Association or Bylaws of, or any provision of law applicable to, Citizens Equity or Citizens National or any agreement or understanding, order, judgment, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which Citizens Equity or Citizens National is a party or by which any of the respective assets or properties of Citizens Equity or Citizens National are subject or bound.

    3.6. Licenses, Permits and Contracts. None of the assets, licenses, permits, authorizations and contracts of Citizens Equity or Citizens National will be terminated or impaired by reason of execution, delivery or performance by Citizens Equity or Citizens National of this Agreement or consummation of the transactions contemplated hereby.

    3.7. Claims, Suits and Proceedings. Except as reflected in Disclosure Schedule D, there are no actions, suits, proceedings or claims pending or, to their knowledge, threatened against Citizens Equity or Citizens National, at law or in equity, or before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which would result in liability to Citizens Equity or Citizens National upon consummation of the transaction contemplated hereby or which would prevent or delay such consummation. In particular, and without in any way limiting the foregoing, neither Citizens Equity nor Citizens National is subject to, or a party to, any cease-and-desist, supervisory or other agreement with any banking or other regulatory authority which requires the consent or approval of such authority or which is otherwise applicable to the transaction contemplated by this Agreement.

    3.8. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any person or governmental authority is required in connection with the execution and delivery of this Agreement by Citizens Equity or Citizens National, and consummation of the transactions contemplated hereby, except for such approvals as may be required for First Financial to acquire the Citizens Equity Stock and for such approvals by the Boards of Directors of Citizens Equity and Citizens National as have been given prior to execution of this Agreement.

    3.9. Regulatory Reports. Citizens Equity and Citizens National have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Federal Reserve Board (the "FRB"), Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), the Securities and Exchange Commission (the "SEC") and any other applicable authorities, and all of such reports, registrations and statements are true, complete and correct in all material respects.

    3.10. Financial Statements. Citizens Equity and Citizens National have provided, or caused to be provided, to First Financial the Financial Statements and Reports described in Disclosure Schedule A attached hereto and the notes thereto (collectively, the "Financial Statements"), all of which have been prepared in accordance with generally accepted accounting principles ("GAAP") or regulatory accounting principles ("RAP"); and the Financial Statements, as of their respective dates, conformed in all material respects with all applicable material rules and regulations promulgated by the FRB, the OCC and the FDIC.

    3.11. Undisclosed Liabilities. Except to the extent reflected in the Financial Statements or as reflected in Disclosure Schedule B, Citizens Equity and Citizens National have no material liabilities or obligations (absolute, accrued, contingent or otherwise).

    3.12. Absence of Certain Changes. Except as and to the extent reflected in Disclosure Schedule C, neither Citizens
Equity nor Citizens National, from July 31, 1995, until the date of this Agreement, has:

         (a) made any amendment to its Articles of Association or Bylaws or changed the character of its business in any material manner;

         (b) suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business;

         (c) incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

         (d) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or change of any kind;

         (e) canceled any debts in excess of $25,000, waived any claims or rights of material value, or sold, transferred, or otherwise disposed of any of its properties or assets, except in the ordinary course of business;

         (f) disposed of or permitted to lapse any rights to the use of any material trademark, trade name or copyright, or disposed of or disclosed to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

         (g) granted any increase in compensation, or paid or agreed to pay or accrue any bonus or like benefit, to or for the credit of any director, officer or employee except in the ordinary course of business, or entered into any employment or consulting contract or other agreement for personal services with any director, officer or employee, or adopted, amended or terminated any Employee Benefit Plan, except as authorized by
Section 2.11;


         (h) declared, paid or set aside for payment any dividend or other distribution or payment in respect of its capital stock (other than normal, regular dividends or distributions of Citizens National to Citizens Equity);

         (i) organized or acquired, except through foreclosure, the exercise of creditors remedies or in a fiduciary capacity, any capital stock or other equity securities of any corporation or acquired any equity or ownership interest in any partnership or business enterprise;

         (j) issued, reserved for issuance, granted, or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance of or conversion into shares of its capital stock;

         (k) made any change in any method of accounting or accounting practice, except as required by applicable law, regulation or GAAP;

         (l) except for the transactions contemplated by this Agreement, or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business; or

         (m) agreed, whether in writing or otherwise, to take any action the performance of which would be prohibited by this
Section 3.12.

    3.13. Title to Properties; Encumbrances. Except for the liens and security interests disclosed in Disclosure Schedule F securing the indebtedness described therein, Citizens Equity and Citizens National have, or will have upon the Closing Date, unencumbered, good and merchantable title to all their properties and assets, real and personal, including, without limitation, all properties and assets reflected in the Financial Statements, except for (i) easements, reservations, restrictions, rights-of-way, and other encumbrances of record, other than liens and conveyances, and (ii) those properties and assets disposed of in the ordinary course of business consistent with safe and sound banking practices; and, to their knowledge, all uses made of, and activities conducted upon, any real property owned, leased or used by Citizens Equity and Citizens National comply in all respects with applicable state, local or municipal zoning laws and other laws, rules, regulations and ordinances.

    3.14. Litigation. Except as reflected in Disclosure Schedule D, there are no actions, suits, proceedings or claims pending or, to their knowledge, threatened against Citizens Equity or Citizens National, or involving any of their properties or assets, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person, which may, in the reasonable judgment of Citizens Equity and Citizens National, result in any material liability to Citizens Equity or Citizens National.

    3.15.     Tax Matters.  Citizens Equity and Citizens
National:


         (a) duly filed all tax returns (the "Filed Returns") required to be filed by it involving a tax liability or other material potential detriment for failure to file, and all of such Filed Returns are true, complete and correct in all material respects;

         (b) paid, or established reasonable accruals for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment or other taxes required to be paid in respect to the periods covered by the Filed Returns;

         (c) with respect to the periods prior to the date of this Agreement and subsequent to the last Filed Return , established reasonable accruals for the payment of all federal income taxes and all material state and local income taxes and material franchise, property, sales, employment or other taxes; and

         (d) properly and timely withheld, remitted and/or paid all withholding taxes, social security taxes, unemployment taxes and other employment-related taxes which Citizens Equity and Citizens National are, by law, required to withhold, remit or pay.

    In addition to the foregoing, neither Citizens Equity or Citizens National (1) is the subject of, nor is there pending or threatened, any audit with respect to or arising out of any Filed Return; (2) has previously requested, or has filed a request for, any extension of time to file any return or pay any tax; and
(3) has agreed or consented to the extension of any statute of limitations respecting the assessment of taxes, additional taxes, penalty or interest in connection with any tax liability or Filed Return. No tax liens have been filed or threatened against Citizens Equity or Citizens National.

    For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

    3.16. Employment Benefit Plans. (1) Except as reflected in Disclosure Schedule E, neither Citizens Equity nor Citizens National maintains or contributes to, nor is Citizens Equity or Citizens National required to maintain or contribute to, (i) any "employee welfare benefit plan" [as defined in Section 3(1) of the Employee Retirement Income Security Act ("ERISA")] or (ii) any "employee pension benefit plan" [as defined in Section 3(2) of ERISA]. Except as reflected in Disclosure Schedule E, neither Citizens Equity nor Citizens National maintains or contributes to, nor has Citizens Equity or Citizens National adopted or entered into, any deferred compensation plan, bonus plan, stock option plan, employee stock option plan or any other employee benefit plan, agreement, arrangement or commitment (other than normal policies concerning holidays, vacations, accumulated sick leave, and annual budgeted incentive bonuses previously disclosed to First Financial).

         (2)  The Citizens Equity ESOP, as described in
Disclosure Schedule E, and as required by Section 2.11, will be terminated upon or immediately following the consummation of the stock purchase and sale transaction.

    3.17. Leases, Contracts and Agreements. Disclosure Schedule F reflects all leases, contracts and agreements to which Citizens Equity or Citizens National is a party and which obligate or may obligate Citizens Equity or Citizens National to pay any amount in excess of $25,000 over the entire term of any such lease, contract or agreement (the "Contracts"), true and correct copies of which have been or shall be made available to First Financial. For the purposes of this Agreement, the Contracts shall not be deemed to include loan commitments of, loans made by, repurchase agreements made by, bankers acceptances of, or deposits taken by Citizens National in the ordinary course of its banking business. Each and all of the Contracts are legal, valid, binding and enforceable in accordance with their terms and are in full force and effect. There are no existing material defaults by any party to the Contracts and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such default.

    3.18. Related Company Transactions. Except for transactions described in Disclosure Schedule G, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between Citizens Equity or Citizens National.

    3.19. Transactions with Affiliates. Except as reflected in Disclosure Schedule H, neither Citizens Equity nor Citizens National (1) has any loans outstanding to any of its affiliates, executive officers, or directors, or to any shareholder owning ten percent (10%) or more of its outstanding shares or (2) is a party to, or otherwise bound by, any contractual agreement with any of its affiliates, executive officers, or directors, or with any shareholder owning ten percent (10%) or more of its outstanding shares.

    3.20. Compliance with Laws. Except as otherwise disclosed in Disclosure Schedule I, Citizens Equity and Citizens National are in compliance in all material respects with all applicable laws and regulations and no action is pending or threatened against Citizens Equity or Citizens National by any federal, state or other regulatory authority.

    3.21. Accuracy of Information. The factual information relating to Citizens Equity and Citizens National contained in this Agreement and the Disclosure Statements hereto is true, correct and complete in all material respects. The information relating to Citizens Equity and Citizens National supplied for inclusion in the application of First Financial to the FRB, as of the date supplied by Citizens Equity and Citizens National, will be true, correct and complete in all material respects.

    3.22. Insurance. Citizens Equity and Citizens National have in effect the insurance coverage described in Disclosure Schedule J. All insurance policies described in Disclosure Schedule J are in full force and effect; no breach or default exists under any such policy; and Citizens Equity and Citizens National have timely filed all claims, if any, under any such insurance policy.

    3.23. Loans. Each loan reflected as an asset in the Financial Statements, as well as all other extensions of credit, guarantees, security agreements, deeds of trust and other documents and instruments executed in connection therewith (whether intended as security or otherwise) is the legal, valid and binding obligation of the obligor named therein and is enforceable in accordance with its terms. Citizens Equity and Citizens National have made available to First Financial all material information in possession of Citizens Equity and Citizens National concerning all outstanding loans of Citizens Equity and Citizens National.

    3.24. Fiduciary Responsibilities. Citizens Equity and Citizens National have each performed in all material respects all of its duties as a trustee, executor, grantor, escrow agent or other fiduciary in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

    3.25.     Regulatory Actions.  Except as disclosed in
Disclosure Schedule K, there are no actions or proceedings pending or threatened against Citizens Equity or Citizens
National by or before the FRB, the OCC, the FDIC, the SEC or any other governmental agency or authority.

    3.26. Broker's Fees. No person or entity acting on behalf of Citizens Equity or Citizens National is or shall be entitled, directly or indirectly, to any brokerage fee, commission, finder's fee or financial advisory fee in connection with the transaction contemplated by this Agreement.

    3.27. Environmental Matters. Except as disclosed in Disclosure Schedule L, there are no known material adverse environmental problems or known conditions affecting any of the properties of Citizens Equity or Citizens National. In particular, and without in any way limiting the foregoing, Citizens Equity and Citizens National, will make due inquiry, warrant and represent that to the best of their knowledge all hazardous and toxic chemicals, substances and materials located or used upon any of their respective properties have been and are being stored, used, transported and disposed of in compliance with applicable state and federal environmental laws; that there are no underground storage tanks located upon any of their properties; and that no action or investigation is pending or threatened by any governmental or regulatory authority, or by any person, firm or corporation, arising out of any failure, or alleged failure, to comply with applicable environmental laws, statutes, rules or regulations.


                                 ARTICLE 4

                 WARRANTIES, REPRESENTATIONS AND COVENANTS
                         OF PRINCIPAL SHAREHOLDERS

    4.1. Stock Ownership. Each Principal Shareholder warrants and represents to First Financial that he or she is the owner, in the capacity stated, of the number of Shares shown opposite his or her name in Section 1.1, free of any encumbrance or claim in favor of another, except as disclosed to First Financial and the Escrow Agent, and that delivery of such Shares to First Financial at Closing will, upon payment therefor by First Financial, transfer to First Financial valid title thereto, free of any encumbrance or claim in favor of another.

    4.2. Authority. Each Principal Shareholder warrants and represents to First Financial that he or she has full legal right and authority to enter into this Agreement and to sell, assign, and transfer the Shares owned by him or her pursuant to this Agreement; that none of such action will be in breach of any agreement or undertaking to which he or she is a party or by which he or she is bound or a violation of any judgment or decree by which he or she is bound; and that, to the best of his or her knowledge, there are no actions, suits or proceedings pending or threatened against him or her involving his or her Shares.

    4.3. Warranties Concerning Citizens Equity and Citizens National. Each Principal Shareholder warrants and represents to First Financial that, to the best of his or her current actual knowledge, all of the warranties and representations of Citizens Equity and Citizens National contained in Article 3 are in all material respects true and correct.

    4.4. Broker's Fees. Each Principal Shareholder warrants and represents to First Financial that no person or entity acting on his or her behalf is or shall be entitled to any brokerage fee, commission, finder's fee or unpaid financial advisory fee directly or indirectly in connection with the transaction contemplated by this Agreement.

    4.5. Covenants. From the date of this Agreement and until the Closing Date, none of the Principal Shareholders shall knowingly take any action which would cause Citizens Equity and Citizens National to be in breach of any of its covenants contained in Article 3, and, to the extent it is within his or her ability to do so, each Principal Shareholder shall use his or her best efforts to cause Citizens Equity and Citizens National to keep and perform its covenants contained in Article 5.

                                 ARTICLE 5

                  CONDUCT OF BUSINESS OF CITIZENS EQUITY
                AND CITIZENS NATIONAL PENDING CLOSING DATE

    5.1. Affirmative Covenants. From and after the date of this Agreement and until the Closing Date, Citizens Equity and
Citizens National shall each:

         (a) operate and conduct its business in the ordinary course and consistent with its prior practices;

         (b) preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c) maintain its books, accounts and records in accordance with generally accepted accounting principles and/or banking practices, as applicable, and comply with all of its contractual obligations;

         (d) maintain all of its properties in good repair, order and condition, reasonable wear and tear excepted, and maintain insurance coverage upon all such properties with reputable insurers which are adequate, in its reasonable judgment, for the business conducted by it;

         (e) in good faith and in a timely manner (i) cooperate with First Financial in satisfying the conditions in this Agreement; (ii) diligently assist First Financial, to the extent it may reasonably require, in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transaction contemplated by this Agreement; (iii) furnish, or cause to be furnished, to First Financial such information as First Financial may reasonably require for inclusion in any filings or applications that may be necessary in that regard; and (iv) perform all acts and execute and deliver all documents reasonably necessary to cause the transaction contemplated by this Agreement to be consummated at the earliest possible date;

         (f) timely file with the FRB, OCC, FDIC, SEC and other regulatory authorities all financial statements and other reports to be filed by it and promptly thereafter deliver to First Financial copies of all financial statements and other reports required to be so filed;

         (g) comply with all applicable laws and regulations, noncompliance with which would have a material adverse effect upon its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business; (h) promptly give written notice to First Financial upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of Citizens Equity or Citizens National contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same; and

         (i)  provide to First Financial, or provide First
Financial access to, all books, records, reports, financial statements and other documents and information as First Financial may from time to time request.

    5.2. Negative Covenants. Except with the written consent of First Financial, neither Citizens Equity or Citizens National shall, from the date of this Agreement and until the Closing
Date:

         (a) make or permit any amendment to its Articles of Association or Bylaws;

         (b) make or permit any changes in allocating or charging costs which in the aggregate would cause a material detriment, except as may be required by applicable regulation or GAAP, and after notice to First Financial;

         (c) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement, (i) directly or indirectly initiate contact with any person or entity in an effort to solicit an acquisition, merger or consolidation proposal relating to Citizens Equity or Citizens National, (ii) enter into negotiation of the terms of an agreement relating to the acquisition, merger or consolidation of Citizens Equity or Citizens National, (iii) permit access to the premises of Citizens Equity or Citizens National for the review of its business or operations (except as required by law), (iv) except in the ordinary course of business, enter into any oral or written agreement to sell the assets of Citizens Equity or Citizens National or to merge, consolidate, liquidate or dissolve Citizens Equity or Citizens National, or (v) authorize or engage any officer, employee, agent or representative of Citizens Equity or Citizens National (including but not limited to investment bankers and financial advisers) to enter into any such solicitation, negotiation or any such oral or written agreement;

         (d) make any change in the number of shares of its capital stock issued and outstanding, or issue, reserve for issuance, grant, or authorize the issuance of any shares of their capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or conversion into shares of their capital stock;

         (e) incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligation or liability (absolute, accrued, contingent or otherwise);

         (f) other than the refinancing of Citizens Equity's debt secured by the Citizens National Stock owned by Citizens
Equity and described in Disclosure

Schedule F, permit or allow any of its property or assets to become subject to any pledge, lien, security interest or encumbrance, restrictions or change of any kind;

         (g) cancel any debts in excess of $25,000, waive any claims or rights of material value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         (h) dispose of or permit to lapse any of its rights to the use of any material trademark, trade name or copyright, or dispose of or disclose to any person any material trade secret not theretofore a matter of public knowledge;

         (i) grant or permit any increase in compensation, or pay or agree to pay or accrue any bonus or like benefit, to or for the credit of any of its directors, officers or employees, or enter into, or permit, of any employment or consulting agreement or other agreement for personal services with any of its directors, officers or employees, or adopt, amend or terminate (except for termination of the Citizens Equity ESOP required by Section 2.11), any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of any such plan (except as required by or to comply with any law or regulation);

         (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock except for normal, regular dividends or other distributions of Citizens National to Citizens Equity.

         (k) other than the acquisition of shares of Citizens National capital stock from minority shareholders, acquire the capital stock or other equity securities of any corporation or any equity or ownership interest in any partnership or other business enterprise, except through foreclosure, the exercise of creditors' remedies or in a fiduciary capacity;

         (l) make aggregate capital expenditures and commitments in excess of $25,000 for additions to its premises or equipment;
or

         (m) except as disclosed in Disclosure Schedule M, modify any outstanding loans, make any new loans or acquire any loan participations, unless such modifications, new loans, or participations are made in the ordinary course of business.

    5.3. Covenants. From and after the date of this Agreement and until consummation or termination of the transaction contemplated by this Agreement, neither Citizens Equity nor Citizens National shall take any action which would cause Citizens Equity or Citizens National to be in breach of any of the covenants contained in this Article 5; and Citizens Equity and Citizens National shall, within their ability to do so, cause Citizens Equity and Citizens National to keep and perform all of the covenants contained in this Article 5.

                                 ARTICLE 6

                        WARRANTIES, REPRESENTATIONS
                     AND COVENANTS OF FIRST FINANCIAL

    First Financial warrants and represents to, and covenants and agrees with, Citizens Equity and Citizens National as follows:

    6.1. Organization and Standing of First Financial. First Financial is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted.

    6.2. Capitalization. First Financial has an authorized capitalization of 10,000,000 shares of common stock of the par value of $10.00 per share, of which 5,009,679 shares are issued, outstanding, and fully paid as of the date of this Agreement.

    6.3. Authority of First Financial. This Agreement has been duly executed and delivered by First Financial and, subject to the conditions precedent to Closing of the transactions set forth herein, is a valid, legally binding and enforceable obligation of First Financial. Neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision of law applicable to First Financial, or any agreement or understanding, order, judgment, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which First Financial is a party or by which any of its or their assets or properties is subject or bound. There are no actions, suits, proceedings or claims pending or, to its knowledge, threatened against First Financial, at law or in equity, or before or by any foreign, federal, state, municipal or other government court, department, commission, board, bureau, agency,instrumentality or other person which may result in liability to or of First Financial upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.


    6.4. No Adverse Change. From the date of this Agreement until the Closing Date, First Financial shall not have suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business.

    6.5. Due Diligence. The officers, employees or other representatives of First Financial have reviewed and examined the assets, property (real and personal), leases and all other contractual arrangements to which Citizens Equity or Citizens National is a party and all business records of Citizens Equity and Citizens National including, but not limited to, committee and directors' minutes, reports of condition, reports of income, tax returns, deposit agreements, loan portfolios, documents pertaining to legal matters, and financial statements, all of which review and examination was conducted upon the premises of Citizens Equity and Citizens National, and First Financial hereby confirms the acceptability of such due diligence review.

    6.6. Covenants. First Financial covenants and agrees that it shall:

         (a) use its best efforts in good faith and in a timely manner to (i) cooperate with Citizens Equity, Citizens
National and the Principal Shareholders in satisfying the conditions in this Agreement, (ii) obtain as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transactions contemplated by this Agreement, including specifically (but without limitation) the approval called for by Section 5.7, and (iii) furnish information concerning First Financial and its subsidiaries not previously provided to Citizens Equity, Citizens National and the Principal Shareholders required for inclusion in any filing or applications that may be necessary in that regard;

         (b) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

         (c) promptly give written notice to Citizens Equity upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of First Financial contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same; and

         (d) cause its officers, directors and representatives to treat as confidential any and all information concerning Citizens Equity, Citizens National or the Principal Shareholders which is furnished to First Financial, its directors, officers, employees, shareholders, agents, representatives or advisors, in connection with this Agreement, or which was furnished prior to the execution of this Agreement for the purpose of First Financial reviewing and evaluating the transaction contemplated by this Agreement, except insofar as disclosure to certain parties is necessary to meet the conditions of this Agreement.

    6.7. Federal Reserve Approval. Specifically, but without limiting the effect of Section 6.6, promptly upon execution of this Agreement, First Financial shall make application to the Board of Governors of the Federal Reserve System (the "FRB") for prior approval to acquire the Citizens Equity Stock in accordance with this Agreement as required by the Bank Holding Company Act of 1956, as amended, and applicable regulations. Promptly upon receipt, First Financial shall furnish Citizens Equity and Citizens National with a copy of the notice of approval or disapproval of the application made by it to the FRB.


                                 ARTICLE 7

           SURVIVAL OF WARRANTIES, INDEMNIFICATION AND LIABILITY

    7.1. Nature and Survival of Representations and Warranties.
The covenants, representations and warranties of the parties hereto shall survive the Closing Date, and all inspections, examinations, or audits on behalf of the parties, for a period of two (2) years after the Closing Date.

                                 ARTICLE 8

                                TERMINATION

    8.1. Circumstances Authorizing Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Stock Purchase Offer contemplated hereby may be abandoned at any time, but prior to the Closing Date:

         (a) by mutual written consent duly authorized by the Boards of Directors of First Financial and Citizens Equity;

         (b) by First Financial (i) if First Financial learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty or covenant of Citizens
Equity, Citizens National or any Principal Shareholder contained in Articles 3 or 4 which constitute a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied or waived in writing by First Financial;

         (c) by Citizens Equity (i) if Citizens Equity learns or becomes aware of a state of facts or breach of inaccuracy of any representation or warranty or covenant of First Financial contained in Article 6 which constitutes a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied or waived in writing by Citizens Equity;

         (d)  by First Financial and Citizens Equity if the
Closing Date shall not have occurred on or before January 31, 1996, or such later date agreed to in writing by First Financial and Citizens Equity; or

         (e)  by First Financial or Citizens Equity if First
Financial requests an adjustment of the purchase price for the Citizens Equity Stock in accordance with Paragraph 1.2(2) and the parties are unable to agree upon a new or adjusted purchase price within the 10-day period prescribed in said
Paragraph; or

         (f) by First Financial or Citizens Equity if any court of competent jurisdiction in the United States (federal or state) or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the exchange of shares or the merger, and such order, decree, ruling or other action shall have been final and nonappealable.

                                 ARTICLE 9

                         OFFER FOR MINORITY SHARES

    9.1. Offer to Purchase.

         (1) Promptly upon execution of this Agreement, First

Financial shall offer to purchase, at Closing, all of the Shares of all of the Minority Shareholders for a per share cash purchase price of $60.00 per Share [adjusted as provided in Paragraph
1.2(2)], payable as provided in Paragraph 1.3(2).

         (2) First Financial's offer (the "Offer") to purchase Minority Shareholders' Shares shall be substantially in the form of attached Exhibit B (with appropriate insertions) which provides that a Minority Shareholder who wishes to accept the Offer may do so by tendering his Shares to the Escrow Agent named below to be held and delivered or redelivered as provided in the Escrow Agreement (as defined below). The Offer shall also provide that a Minority Shareholder who wishes to accept the Offer will be required only to execute a Letter of Transmittal or Transmittal Letter (herein so called), substantially in form of attached Exhibit C, and to deliver the executed Letter and the certificate(s) representing his Shares to the Escrow Agent.

         (3) A Minority Shareholder shall be required to give no warranty or representation other than that he is owner of the Shares tendered, free and clear of any encumbrances or claims in favor of another, that he has full legal right and authority to sell, assign, and transfer the tendered Shares to First Financial, and that delivery of such Shares to First Financial at Closing will, upon payment therefor by First Financial, transfer to First Financial valid title thereto, free of any encumbrances or claim in favor of another.


    9.2. Escrow. Promptly upon execution of this Agreement, First Financial and the Trust Department of First National Bank of Abilene in Abilene, Texas, (the "First National Trust Department") as escrow agent, shall enter into an agreement (the "Escrow Agreement") approved by all parties, substantially in the form of attached Exhibit D, under which the First National Trust Department, as escrow agent, (the "Escrow Agent") shall serve as escrow agent in taking the actions therein provided.

                                ARTICLE 10

                         MISCELLANEOUS PROVISIONS

    10.1. Public Announcements. Prior to the Closing Date, neither Citizens Equity, Citizens National, a Principal Shareholders nor First Financial, nor any person affiliated with any of them, shall, without the prior approval of the other parties, make any written public announcement, or make any written statement or release to the press with respect to this Agreement or the transactions contemplated hereby.

    10.2. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas and of the United States of America.

    10.3. Paragraph and Other Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    10.4. Waivers and Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    10.5.     Expenses.

         (a) Whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall be responsible for their respective fees and expenses incident to the negotiation, preparation, execution and consummation of the transactions contemplated by this Agreement, including attorneys' and accountants' fees and expenses.

         (b) First Financial consents to payment by Citizens Equity and Citizens National of attorneys' and accountants' fees and other necessary expenses incurred by them incident to the negotiation, preparation and execution of this Agreement and consummation of the transaction contemplated by this Agreement.

    10.6. Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules, embodies the entire agreement and understanding of the parties with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertaking other than those expressly set forth or referred to herein.

    10.7. Notices. All notices, requests, demands or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (a)  In the case of First Financial, to:

              Mr. Kenneth T. Murphy
              Chairman of the Board, President and Chief
              Executive Officer
              First Financial Bankshares, Inc.
              Post Office Box 701
              Abilene, Texas  79604


         (b) In the case of Citizens Equity, Citizens National and/or Principal Shareholders, to:

              Mr. Don Maples
              Chairman of the Board and President
              The Citizens National Bank of Weatherford
              Post Office Box 259
              Weatherford, Texas  76086
or to such other addresses as any party shall specify by notice to the others.

    10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same.

    10.9. Attachment of Disclosure Schedules. Citizens Equity, Citizens National, the Principal Shareholders and First Financial acknowledge that the Disclosure Schedules referenced herein may not be attached hereto at the time of execution of this Agreement. It is the intent of all parties hereto that the form and content of all such Disclosure Schedules will be prepared in form acceptable to First Financial and that such Disclosure Schedules shall then be attached to this Agreement and that such Disclosure Schedules shall then become a part of this Agreement for all purposes. In the event that the contents in the Disclosure Schedules are not acceptable to First Financial, this Agreement may be terminated by First Financial by written notice and be of no further force and effect. Notwithstanding the fact that any such Disclosure Schedules may not be attached hereto at the time of execution, the date of this Agreement or date of execution of this Agreement shall for all purposes be the date first written above.

    10.10. Binding Effect - Assignment. This Agreement is binding upon the undersigned parties, their heirs, personal representatives, successors and assigns. The rights of First Financial under this Agreement may not be assigned without the prior written consent of Citizens Equity, Citizens National and the Principal Shareholders except that, at Closing, FFB Delaware or another subsidiary of First Financial may acquire the Shares so long as First Financial remains liable for its obligations under this Agreement.

    10.11. Definitions. In addition to other definitions contained elsewhere in this Agreement, as used in this Agreement:

         (a) an "affiliate" means any bank, corporation, partnership or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, Citizens Equity, Citizens National or First Financial;

         (b) references to a particular "Article" or "Section" are to the given article or section of this Agreement; and

         (c) unless context otherwise requires, words of the singular number include the plural and of the plural include the singular and words of the masculine gender include the feminine and neuter.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in multiple originals, as of the day and year first above written.


                             FIRST FINANCIAL BANKSHARES, INC
ATTEST:

By:                                              By:


   Curtis R. Harvey              Kenneth T. Murphy,
   Executive Vice President      Chairman of the Board, President
   and Chief Financial Officer   and Chief Executive Officer


                             CITIZENS EQUITY CORPORATION
ATTEST:

By:                             By:

Name:                           Don Maples, Chairman of the Board

Title:


                             THE CITIZENS NATIONAL BANK
                              OF WEATHERFORD
ATTEST:

By:                             By:


Name:                           Don Maples, Chairman of the Board
Title:                          and President

PRINCIPAL SHAREHOLDERS:




                  DON MAPLES


                  BETTY MAPLES


                  DON MAPLES I.R.A.


                  By:  The Citizens National Bank of Weatherford,
                       Custodian

                  By:

                  Title:

                  ROY GROGAN, Trustee




                  O. L. PITTS




                 C. KENT McINTOSH




                 RICHARD HUGHES


                 PAMELA TRUST


                 By:  Pamela Pitts McIntosh, Trustee


                 By:  Altus Hayes, Trustee



STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of              , 1995, by DON MAPLES and BETTY MAPLES.



                             Notary Public, State of Texas



                             Printed Name of Notary

                             My Commission Expires:


STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of                , 1995, by                            , of
The Citizens National Bank of Weatherford, as Custodian of the
Don Maples IRA.



                             Notary Public, State of Texas



                             Printed Name of Notary

                             My Commission Expires:


STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of                , 1995, by ROY GROGAN, TRUSTEE.



                             Notary Public, State of Texas



                             Printed Name of Notary

                             My Commission Expires:




STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of                 , 1995, by O. L. PITTS.



                             Notary Public, State of Texas



                             Printed Name of Notary

                             My Commission Expires:

STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of                , 1995, by C. KENT McINTOSH.



                             Notary Public, State of Texas



                             Printed Name of Notary

                             My Commission Expires:


STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of                 , 1995, by RICHARD HUGHES.



                             Notary Public, State of Texas



                             Printed Name of Notary

                             My Commission Expires:





STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of                 , 1995, by PAMELA PITTS McINTOSH as
Trustee of the Pamela Trust.



                             Notary Public, State of Texas



                             Printed Name of Notary

                             My Commission Expires:


STATE OF TEXAS

COUNTY OF

    The foregoing document was acknowledged before me this
day of                 , 1995, by ALTUS HAYES as Trustee of the
Pamela Trust.



                             Notary Public, State of Texas


                             Printed Name of Notary

                             My Commission Expires:





                         STOCK EXCHANGE AGREEMENT
                        AND PLAN OF REORGANIZATION


    THIS AGREEMENT is made and effective as of this 20th day of October, 1995, between (1) FIRST FINANCIAL BANKSHARES, INC. (hereinafter referred to as "First Financial"), a Texas corporation with its principal office in the City of Abilene, Taylor County, Texas; (2) Weatherford National Bancshares, Inc. ("Weatherford Bancshares"), a Texas corporation and bank holding company with its principal office in the City of Weatherford, Parker County, Texas; (3) Parker Bancshares, Inc. ("Parker Bancshares"), a Delaware Corporation and bank holding company; and (4) Weatherford National Bank ("Bank"), a national bank having its principal office in the City of Weatherford, Parker County, Texas.

    First Financial is a registered bank holding company. First Financial owns all of the issued and outstanding capital stock of First Financial Bankshares of Delaware, Inc. ("FFB Delaware") which, in turn, owns all of the issued and outstanding capital stock of First National Bank of Abilene; First National Bank, Sweetwater; Eastland National Bank; Hereford State Bank; First National Bank in Cleburne; Stephenville Bank & Trust Co.; and Southwest Bank of San Angelo.

    As of the date of this Agreement, Weatherford Bancshares has 1,000,000 authorized shares of Common Stock (the "Weatherford Bancshares Stock") having a par value of Five Dollars ($5.00) each, with 215,988 shares being issued and outstanding. According to the records of Weatherford Bancshares, the Weatherford Bancshares Common Stock is presently held by those individuals, trusts, estates, corporations and other entities (the "Shareholders") identified in the Shareholders' List attached hereto as Exhibit A.


    Weatherford Bancshares owns 25,096 shares (100%) of the issued and outstanding capital stock of Parker Bancshares ("Parker Bancshares Stock"). Parker Bancshares is the only subsidiary of Weatherford Bancshares. Parker Bancshares owns 200,000 shares (100%) of the issued and outstanding capital stock of Bank ("Bank Stock"). There are no other corporations or other business entities which are considered affiliates of Weatherford Bancshares, Parker Bancshares or Bank.

    Pursuant to, and subject to, the provisions hereinafter set forth, First Financial agrees to acquire from the Shareholders all of the issued and outstanding shares of Weatherford Bancshares (hereinafter referred to as the "Shares") in exchange for shares of the voting common stock of First Financial ("First Financial Stock") which shall be issued and registered by First Financial under the Securities Act of 1933 (the "Act").

    THEREFORE, in consideration of the premises, and in further consideration of the mutual covenants and on the basis of the representations and warranties set forth herein, First Financial, Weatherford Bancshares, Parker Bancshares and Bank have agreed, and by these presents do hereby agree, as follows:




                                 ARTICLE 1

                             EXCHANGE OF STOCK


    1.1. Means of Exchange. The offer to acquire all of the shares of Weatherford Bancshares for shares of First Financial Stock (the "Exchange Offer") shall be made by means of a Prospectus to be delivered to each of the Shareholders upon or following the effective date of a Registration Statement to be filed by First Financial in accordance with the Securities Act of 1933.

    1.2. Ratio of Exchange. Subject to all terms and conditions of this Agreement, First Financial shall be obligated to issue and exchange 1.5 shares of First Financial Stock for each share of Weatherford Bancshares Stock tendered by the Shareholders who accept the exchange offer during the time period the Exchange Offer is in effect; PROVIDED, HOWEVER, that if First Financial, prior to consummation of the proposed exchange offer, shall issue any additional shares of First Financial Stock pursuant to any stock dividend or stock split, the ratio of exchange shall be adjusted so as to prevent dilution of the interest in First Financial to be received by the Shareholders of Weatherford Bancshares.

    1.3. Means of Acceptance of Exchange Offer. A form of certificate and acceptance of the exchange offer (the "Exchange Form") shall accompany the Prospectus to be delivered to each Shareholder of Weatherford Bancshares. Once the Exchange Form has been signed by a Shareholder (which shall certify that such Shareholder's stock is fully paid and non-assessable and is being assigned to First Financial free and clear of all liens, options and encumbrances), and delivered to the Transfer Agent named below, the same shall be deemed to constitute an acceptance of the Exchange Offer to the extent of the number of shares of Weatherford Bancshares Stock accompanying such Exchange Form. Shares of Weatherford Bancshares Stock delivered by the Shareholders to the Transfer Agent pursuant to the exchange offer may not be withdrawn. If, for any reason, the Exchange Offer is terminated and the exchange of Weatherford Bancshares Stock for First Financial Stock is not consummated, then all shares tendered by the Shareholders for exchange shall be promptly returned by the Transfer Agent.

    1.4. Means of Consummating the Exchange. The Transfer Agent, during the pendency of the Exchange Offer, shall notify First Financial and Weatherford Bancshares daily of the number of shares of Weatherford Bancshares Stock tendered for exchange under properly executed Exchange Forms. If First Financial receives written notice from the Transfer Agent that the Required Amount of Weatherford Bancshares Stock (as herein defined) has been tendered and assigned to First Financial, then, within ten (10) days after the Closing Date (herein defined), First Financial shall issue and mail to those Shareholders who have tendered their shares of Weatherford Bancshares Stock, by registered mail, certificates for the First Financial Stock representing 1.5 shares of First Financial's stock for each share of Weatherford Bancshares Stock received by the Transfer Agent, or such other number of shares as may be required under Section 1.2 above. For purposes of this Agreement, the "Closing Date" shall be the later of (i) the date First Financial receives notice from the Transfer Agent that the Required Amount of Weatherford Bancshares Stock (as herein defined) has been tendered, (ii) the expiration date of the Exchange Offer, or (iii) the date when all conditions precedent to consummation of the exchange have been satisfied (or, if not satisfied, have been waived in writing by First Financial).

         Notwithstanding the foregoing provisions of this Section and of Section 1.3, First Financial shall not issue any fractional shares of its common stock. Shareholders of Weatherford Bancshares who would otherwise be entitled to receive fractional shares of First Financial Stock shall be paid in cash for such fractional shares based upon a value of $33.34 per share of First Financial Stock. Any cash payment to which a Shareholder of Weatherford Bancshares may be entitled shall be included with such Shareholder's certificate for First Financial Stock when such certificate is mailed to such Shareholder.

    1.5. Transfer Agent. The Transfer Agent for purposes of this transaction shall be First National Bank of Abilene - Trust
Department, Third Floor, 400 Pine Street, Abilene, Texas  79601.

    1.6. Effective Date of Exchange Offer. The effective date for commencement of the Exchange Offer (the "Effective Date") contemplated by this Agreement shall be the later of:

         (a) The date upon which the Prospectus is mailed by First Financial to the Shareholders of Weatherford Bancshares pursuant to the Registration Statement (not before but on or following the effective date thereof) filed by First Financial with the Securities and Exchange Commission with respect to the First Financial Stock to be issued hereunder; or

         (b) Such other date as may be mutually agreed upon by First Financial and Weatherford Bancshares.

    1.7. Offer Termination Date.  Unless otherwise extended by
First Financial, the Exchange Offer shall terminate twenty-one
(21) business days after the Effective Date.

    1.8. Merger. If the Required Amount of Weatherford Bancshares Stock (as defined in Section 2.2) is tendered in exchange for First Financial Stock, and if all other conditions precedent to consummation of the exchange are satisfied (or, if not satisfied, are waived by First Financial) and First Financial shall consummate the exchange by delivering to the tendering Shareholders the shares of First Financial Stock (and, with regard to any fractional shares, the cash payments) to which such Shareholders are entitled hereunder, it is the intent of First Financial to immediately thereafter merge Weatherford Bancshares with and into FFB Delaware pursuant to applicable law. If the Exchange Offer is consummated, but less than all of the Weatherford Bancshares Stock is tendered in exchange for First Financial Stock, then as part of the proposed merger of Weatherford Bancshares into FFB Delaware, those Shareholders of Weatherford Bancshares who did not tender their shares pursuant to the Exchange Offer made under this Agreement will be required to accept First Financial Stock (and cash for any fractional shares of First Financial Stock) upon the same basis (exchange rate and cash) as the exchange of Weatherford Bancshares Stock for First Financial Stock (and cash for fractional shares) will be made under this Agreement, subject only to the rights, if any, afforded by Delaware or Texas law (whichever shall apply) to any Shareholders of Weatherford Bancshares who dissent from the merger and refuse to accept First Financial Stock (and cash for fractional shares) in return for their Weatherford Bancshares Stock.


                                 ARTICLE 2

                  CONDITIONS PRECEDENT TO EXCHANGE OFFER
                      AND CONSUMMATION OF TRANSACTION

    Unless otherwise agreed in writing by First Financial and Weatherford Bancshares, the obligations of First Financial to offer First Financial Stock to the Shareholders pursuant to this Agreement and, thereafter, the obligations of First Financial and Weatherford Bancshares to consummate the exchange of stock contemplated by this Agreement shall be expressly subject to the satisfaction of the following conditions:

    2.1. Regulatory Approvals. (1) The Board of Governors of the Federal Reserve System shall have approved, in writing, the acquisition by First Financial of all of the issued and outstanding capital stock of Weatherford Bancshares; (2) all other approvals and authorizations of, filings and registrations with, and notifications to, all federal, state and local authorities required for the consummation of the transaction contemplated hereby shall have been obtained or made and shall be in full force and effect; and (3) all mandatory waiting periods shall have elapsed.

    2.2. Tax Rulings. (1) Weatherford Bancshares shall have received a written opinion from its independent accountants and/or tax counsel stating that the exchange of their Weatherford Bancshares Stock by the Shareholders will not be considered a taxable event for federal income tax purposes; and (2) First Financial shall have received a written opinion from its independent accounts, Arthur Andersen LLP, in form and substance satisfactory to First Financial, stating that the acquisition by

First Financial of the Required Amount of Weatherford Bancshares Stock will be treated for accounting purposes as a "pooling-of-interests." For purposes of this Agreement, the term "Required Amount of Weatherford Bancshares Stock" shall mean that number of shares of Weatherford Bancshares Stock (as determined by First Financial's independent accountants) which must be tendered by the Shareholders in exchange for First Financial Stock in order for the acquisition by First Financial to be treated for accounting purposes as a "pooling-of-interests," and which number of shares, for purposes of this transaction, shall be at least 90% of the issued and outstanding shares of Weatherford Bancshares Stock.

    2.3. Accuracy of Representations and Warranties. Except as otherwise expressly provided herein, all of the representations and warranties of First Financial, Weatherford Bancshares, Parker Bancshares, and Bank contained in this Agreement shall be true as of the Closing Date, with the same force and effect as though made on the Effective Date and Closing Date, respectively, and there shall be delivered on the Effective Date and the Closing Date appropriate certificates of authorized officers of First Financial, Weatherford Bancshares, Parker Bancshares, and Bank.

    2.4. Performance of Agreements. First Financial, Weatherford Bancshares, Parker Bancshares, and Bank shall have performed all obligations and agreements, and shall have complied with all covenants and conditions, contained in this Agreement to be performed and complied with by it or them on or prior to the Closing.

    2.5. No Governmental Proceeding or Litigation. No order, judgment or decree of any competent court, governmental body or regulatory authority shall be outstanding which declares or seeks a declaration that this Agreement is invalid or which restrains, or seeks to restrain, the consummation of the Exchange Offer; and no action or proceeding shall be pending which questions the validity or legality of, or seeks to restrain the consummation of, the exchange contemplated by this Agreement.

    2.6. Financial Reports. First Financial shall have received such financial reports of Weatherford Bancshares and its subsidiaries prepared by Weatherford Bancshares' independent accountants as of September 30, 1995, at First Financial's Expense, in form and content necessary to satisfy the requirements pertaining to the filing of a registration with the Securities and Exchange Commission of the shares of First Financial Bankshares to be issued pursuant to this agreement.

    2.7. Securities Laws. (1) The declaration by the Securities and Exchange Commission that the Registration Statement filed by First Financial pursuant to the Act covering the shares of First Financial stock to be issued pursuant to this Agreement is effective and the furnishing of a Prospectus to the Shareholders of Weatherford Bancshares; (2) all approvals and authorization of, filings and registrations with, and notifications to, all regulatory authorities under state securities or Blue Sky laws required for the offer, sale, exchange or qualification of the First Financial Stock in connection with the exchange offer shall have been obtained or made and shall be in full force and effect;
(3) First Financial, Weatherford Bancshares, Parker Bancshares, and Bank shall have complied with all federal and state securities laws, statutes, rules and regulations applicable to the exchange offer contemplated by this Agreement; and (4) no stop order has been issued or threatened by the SEC or any state securities authority with respect to the offer, sale, issuance or exchange of stock contemplated hereby.

    2.8. Tender of Shares. The delivery by Shareholders owning the Required Amount of Weatherford Bancshares Stock of duly and properly executed Exchange Forms effectively transferring and assigning their shares of Weatherford Bancshares Stock to First Financial free and clear of all liens, options and encumbrances and with all of such stock being fully paid and non-assessable at the time of transfer.

    2.9. No Material Changes. The absence of any material adverse change in the financial conditions of First Financial, Weatherford Bancshares, Parker Bancshares, or Bank between August
31, 1995 and the Closing Date.

    2.10. Opinion of Weatherford Bancshares's Counsel. First Financial shall have received the written opinion of counsel for Weatherford Bancshares, Parker Bancshares, and Bank dated at or as of the Closing Date, and in form and substance satisfactory to First Financial and its counsel, that (1) Weatherford Bancshares is duly organized, validly existing and in good standing under the laws of the State of Texas; (2) Parker Bancshares is duly organized, validly existing and in good standing with the laws of the State of Delaware; (3) Bank is duly organized, validly existing and in good standing under the laws of the United States and of the State of Texas; (4) Weatherford Bancshares, Parker Bancshares, and Bank have all requisite power and authority to execute and deliver this Agreement and to consummate the transaction contemplated thereby; (5) the execution and delivery by Weatherford Bancshares, Parker Bancshares, and Bank does not, and the consummation of the transaction contemplated thereby, will not contravene or violate any provisions of or constitute a default under the (a) Articles of Incorporation or Association or Bylaws of Weatherford Bancshares, Parker Bancshares, or Bank (b) any law, regulation, rule, decree, order or judgment of any court, governmental agency or public body applicable to Weatherford Bancshares, Parker Bancshares, or Bank or any of their respective assets or property; (6) all consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by Weatherford Bancshares, Parker Bancshares, and Bank of this Agreement have been obtained; (7) Weatherford Bancshares, Parker Bancshares, and Bank have good and merchantable title to all of their assets and properties; (8) all of the outstanding shares of Weatherford Bancshares Stock,

Parker Bancshares Stock, and Bank Stock have been validly issued and are non-assessable and fully paid; (9) except as reflected in Disclosure Schedules C and D, there are no known material liabilities, claims or lawsuits pending against Weatherford Bancshares, Parker Bancshares, or Bank or any of their respective properties or assets; (10) between the date of this Agreement and the Closing Date, there has been no increase in the number of issued and outstanding shares of Weatherford Bancshares Stock, Parker Bancshares Stock or Bank Stock; and (11) except as disclosed in Disclosure Schedule F, all Parker Bancshares Stock owned by Weatherford Bancshares and all Bank Stock owned by Parker Bancshares is free and clear of liens, security interests, transfer restrictions and other encumbrances.

    2.11. Environmental Report. First Financial shall have received, at First Financial's expense, a satisfactory Phase I Environmental Assessment report covering all real property of Weatherford Bancshares, Parker Bancshares or Bank, whether such real property is used by Weatherford Bancshares, Parker Bancshares, or Bank in its corporate or banking business, held for resale or otherwise owned or held by Weatherford Bancshares, Parker Bancshares, or Bank.

    2.12 Weatherford National 401(k) Profit Sharing Plan. The Board of Directors of Weatherford Bancshares, Parker Bancshares, and Weatherford National shall, prior to the consummation of the stock exchange transaction, adopt such resolutions and take such other action, as may be necessary, to freeze, terminate, or merge the Weatherford National 401(k) Profit Sharing Plan as adopted effective January 1, 1989; provided, that such resolutions may provide that such action shall be subject to consummation of the stock exchange transaction contemplated by this agreement.

         In addition, First Financial and its counsel shall be satisfied, in their opinion, that (1) the 401(k) Profit Sharing Plan is a qualified plan under, and in full compliance with, the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, the Internal Revenue Code of 1986, as amended, and all other applicable laws, rules and regulations; and (2) no facts or circumstances exist which, in the opinion of First Financial and its counsel, may result in liability to First Financial, Weatherford Bancshares, Parker Bancshares or Bank, or any of its or their directors, officers or employees arising out of, or in connection with, administration of the 401(k) Profit Sharing Plan, freezing or termination of the Plan, or merging of the Plan with any Employee Benefit Plan administered by First Financial, if the transaction contemplated by this Agreement is consummated.

    2.13. Opinion of First Financial's Counsel. Weatherford Bancshares shall have received the written opinion of counsel for First Financial, dated at or as of the Closing Date and in form and substance satisfactory to Weatherford Bancshares and its counsel, that (1) First Financial is duly organized, validly existing and in good standing under the laws of the State of Texas;

(2) First Financial has all requisite power and authority to execute and deliver the Agreement and to consummate the transaction contemplated thereby; (3) the execution and delivery by First Financial of the Agreement does not, and consummation of the transaction contemplated thereby will not, contravene or violate any provision of or constitute a default under the (a) articles of incorporation or bylaws of First Financial, or (b) any law, regulation, rule, decree, order or judgment of any court, governmental agency or public body applicable to First Financial or its assets or properties; and (4) all consents, approvals,authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by First Financial of the Agreement have been obtained.

                                 ARTICLE 3

                     WARRANTIES AND REPRESENTATIONS OF
            WEATHERFORD BANCSHARES, PARKER BANCSHARES, AND BANK

    Weatherford Bancshares, Parker Bancshares, and Bank hereby jointly and severally make the following warranties and representations to First Financial:

    3.1. Organization and Standing of Weatherford Bancshares. Weatherford Bancshares is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted. Weatherford Bancshares is also a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The copies of the Articles of Incorporation and Bylaws of Weatherford Bancshares, including all amendments thereto, delivered, or to be delivered, to First Financial are, or will be, complete and accurate in all respects.

    3.2. Organization and Standing of Parker Bancshares. Parker Bancshares is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own property and carry on its business as it is now being conducted. Parker Bancshares is also a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The copies of the Articles of Incorporation and Bylaws of Parker Bancshares, including all amendments thereto, delivered, or to be delivered, to First Financial are, or will be, complete and accurate in all respects.

    3.3. Organization and Standing of Bank. Bank is a national bank duly organized, validly existing and in good standing under national banking laws, with corporate power to own property and carry on its business as it is now being conducted. Bank is an insured bank under the Federal Deposit Insurance Act. All of the banking business and all of the banking offices and facilities of Bank are located within the State of Texas. The copies of the Articles of Incorporation and Bylaws of Bank, including all amendments thereto, delivered, or to be delivered, to First Financial are, or will be, complete and accurate in all respects.

    3.4. Subsidiaries and Affiliates. Weatherford Bancshares does not have any subsidiaries other than Parker Bancshares. Parker Bancshares does not have any subsidiaries other than Bank. Bank does not have any subsidiaries. Neither Weatherford Bancshares, Parker Bancshares, nor Bank holds any interest in any other corporation, firm, joint venture or partnership, except (1) as security for repayment of loans to customers of Bank, (2) as acquired by Bank through foreclosure or otherwise by reason of debt previously contracted, or (3) for authorized investment securities purchased by Weatherford Bancshares, Parker Bancshares, or Bank for its own account (but, as a result of which investments, neither Weatherford Bancshares, Parker Bancshares, nor Bank is considered to be an affiliate of the issuer of such securities or otherwise controls, is controlled by or is under common control with, the issuer of any such investment securities).

    3.5. Capitalization. As of the date of this Agreement, the authorized capital stock of Weatherford Bancshares consists of 1,000,000 shares of common stock of a par value of $5.00 each, of which 215,988 are presently issued and outstanding. The authorized capital stock of Parker Bancshares consists of 200,000 shares of common stock of a par value of $ .01, of which 25,096 shares are issued and outstanding, and all of which shares of Parker Bancshares stock are owned by Weatherford Bancshares. The authorized capital stock of Bank consists of 200,000 shares of common stock of a par value of $5.00, of which 200,000 are presently issued and outstanding. Parker Bancshares now owns all of the issued and outstanding common stock of Bank. All rights, privileges, restrictions (if any), terms and provisions governing the shares of common stock of Weatherford Bancshares, Parker Bancshares, and Bank are described in the Articles of Association and Bylaws (as amended) of Weatherford Bancshares, Parker Bancshares, and Bank, respectively; and there are not (nor shall be on the Closing Date) any outstanding or authorized subscriptions, options, warrants, calls, rights or commitments or any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to, any of the capital stock of Weatherford Bancshares, Parker Bancshares, or Bank.

    3.6. Authority of Weatherford Bancshares, Parker Bancshares and Bank. This Agreement has been duly executed and delivered by, and has been duly authorized by all necessary corporate action on the part of, Weatherford Bancshares, Parker Bancshares, and Bank, respectively, and, subject to the conditions precedent to closing of this transaction set forth herein, is a valid, legally binding and enforceable obligation of Weatherford Bancshares, Parker Bancshares, and Bank. Subject to First Financial's obtaining the approval of the Board of Governors of the Federal Reserve System, neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision in the Articles of Incorporation, Articles of Association or Bylaws of, or any provision of law applicable to, Weatherford Bancshares, Parker Bancshares, or Bank or any agreement or understanding, order, judgment, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which Weatherford Bancshares, Parker Bancshares or Bank is a party or by which any of the respective assets or properties of Weatherford Bancshares, Parker Bancshares, or Bank are subject or bound.

    3.7. Licenses, Permits and Contracts. None of the assets, licenses, permits, authorizations and contracts of Weatherford Bancshares, Parker Bancshares, or Bank will be terminated or impaired by reason of execution, delivery or performance of this Agreement by Weatherford Bancshares, Parker Bancshares or Bank, or consummation of the transactions contemplated hereby.

    3.8. Claims, Suits and Proceedings. Except as reflected in Disclosure Schedule D, there are no actions, suits, proceedings or claims pending or, to their knowledge, threatened against Weatherford Bancshares, Parker Bancshares, or Bank, at law or in equity, or before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person, which would result in liability to Weatherford Bancshares, Parker Bancshares, or Bank upon consummation of the transaction contemplated hereby or which would prevent or delay such consummation. In particular, and without in any way limiting the foregoing, neither Weatherford Bancshares, Parker Bancshares, nor Bank is subject to, or a party to, any cease-and-desist, supervisory or other agreement with any banking or other regulatory authority which requires the consent or approval of such authority or which is otherwise applicable to the transaction contemplated by this Agreement.

    3.9. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any person or governmental authority is required in connection with the execution and delivery of this Agreement by Weatherford Bancshares, Parker Bancshares, or Bank, and consummation of the transaction contemplated hereby, except for such approvals as may be required for First Financial to acquire the Weatherford Bancshares Stock and for such approvals by the Boards of Directors of Weatherford Bancshares, Parker Bancshares, and Bank as have been given prior to execution of this Agreement.

    3.10. Regulatory Reports. Weatherford Bancshares, Parker Bancshares, and Bank have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Federal Reserve Board (the "FRB"), Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), the Securities and Exchange Commission (the "SEC") and any other applicable authorities, and all of such reports, registrations and statements are true, complete and correct in all material respects.

    3.11. Financial Statements. Weatherford Bancshares, Parker Bancshares and Bank have provided, or caused to be provided, to First Financial the Financial Statements and Reports described in Disclosure Schedule A attached hereto and the notes thereto (collectively, the "Financial Statements"), all of which have been prepared in accordance with generally accepted accounting principles ("GAAP") or regulatory accounting principles ("RAP"); and the Financial Statements, as of their respective dates, conformed in all material respects with all applicable material rules and regulations promulgated by the FRB, the OCC and the FDIC.

    3.12. Undisclosed Liabilities. Except to the extent reflected in the Financial Statements or as reflected in Disclosure Schedule B, Weatherford Bancshares, Parker Bancshares, and Bank have no material liabilities or obligations (absolute, accrued, contingent or otherwise).

    3.13. Absence of Certain Changes. Except as and to the extent reflected in Disclosure Schedule C, neither Weatherford
Bancshares, Parker Bancshares, nor Bank, from August 31, 1995, until the date of this Agreement, has:

         (a) made any amendment to its Articles of Association or Bylaws or changed the character of its business in any material manner;

         (b) suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business;

         (c) incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

         (d) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or change of any kind;

         (e) canceled any debts in excess of $25,000, waived any claims or rights of material value, or sold, transferred, or otherwise disposed of any of its properties or assets, except in the ordinary course of business;

         (f) disposed of or permitted to lapse any rights to the use of any material trademark, trade name or copyright, or disposed of or disclosed to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

         (g) granted any increase in compensation, or paid or agreed to pay or accrue any bonus or like benefit, to or for the credit of any director, officer or employee except in the ordinary course of business, or entered into any employment or consulting contract or other agreement for personal services with any director, officer or employee, or adopted, amended or terminated any Employee Benefit Plan;

         (h) declared, paid or set aside for payment any dividend or other distribution or payment in respect of its capital stock (other than normal, regular dividends or distributions of Bank to Parker Bancshares and Parker Bancshares to Weatherford Bancshares);

         (i) organized or acquired, except through foreclosure, the exercise of creditors remedies or in a fiduciary capacity, any capital stock or other equity securities of any corporation or acquired any equity or ownership interest in any partnership or business enterprise;

         (j) issued, reserved for issuance, granted, or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance of or conversion into shares of its capital stock;

         (k) made any change in any method of accounting or accounting practice, except as required by applicable law, regulation or GAAP;


         (l) except for the transactions contemplated by this Agreement, or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business; or

         (m) agreed, whether in writing or otherwise, to take any action the performance of which would be prohibited by this
Section 3.13.

    3.14. Title to Properties; Encumbrances. Except for the liens and security interests disclosed in Disclosure Schedule F securing the indebtedness described therein, Weatherford Bancshares, Parker Bancshares, and Bank have, or will have upon the Closing Date, unencumbered, good and merchantable title to all their properties and assets, real and personal, including, without limitation, all properties and assets reflected in the Financial Statements, except for (i) easements, reservations, restrictions, rights-of-way, and other encumbrances of record, other than liens and conveyances, and (ii) those properties and assets disposed of in the ordinary course of business consistent with safe and sound banking practices; and, to their knowledge, all uses made of, and activities conducted upon, any real property owned, leased or used by Weatherford Bancshares, Parker Bancshares, and Bank comply in all respects with applicable state, local or municipal zoning laws and other laws, rules, regulations and ordinances.

    3.15. Litigation. Except as reflected in Disclosure Schedule D, there are no actions, suits, proceedings or claims pending or, to their knowledge, threatened against Weatherford Bancshares, Parker Bancshares, or Bank, or involving any of their properties or assets, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person, which may, in the reasonable judgment of Weatherford Bancshares, Parker Bancshares, and Bank, result in any material liability to Weatherford Bancshares, Parker Bancshares, or Bank.

    3.16.     Tax Matters.  Weatherford Bancshares, Parker
Bancshares, and Bank have each:

         (a) duly filed all tax returns (the "Filed Returns") required to be filed by it involving a tax liability or other material potential detriment for failure to file, and all of such Filed Returns are true, complete and correct in all material respects;

         (b) paid, or established reasonable accruals for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment or other taxes required to be paid in respect to the periods covered by the Filed Returns;

         (c) with respect to the periods prior to the date of this Agreement and subsequent to the last Filed Return , established reasonable accruals for the payment of all federal income taxes and all material state and local income taxes and material franchise, property, sales, employment or other taxes; and


         (d) properly and timely withheld, remitted and/or paid all withholding taxes, social security taxes, unemployment taxes and other employment-related taxes which Weatherford Bancshares, Parker Bancshares, or Bank are, by law, required to withhold, remit or pay.

    In addition to the foregoing, neither Weatherford Bancshares, Parker Bancshares, nor Bank (1) is the subject of, nor is there pending or threatened, any audit with respect to or arising out of any Filed Return; (2) has previously requested, or has filed a request for, any extension of time to file any return or pay any tax; or (3) has agreed or consented to the extension of any statute of limitations respecting the assessment of taxes, additionaltaxes, penalty or interest in connection with any tax liability or Filed Return. No tax liens have been filed or threatened against Weatherford Bancshares, Parker Bancshares, or Bank.

    For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

    3.17. Employment Benefit Plans. (1) Except as reflected in Disclosure Schedule E, neither Weatherford Bancshares, Parker Bancshares, nor Bank maintains or contributes to, nor is Weatherford Bancshares, Parker Bancshares, or Bank required to maintain or contribute to, (i) any "employee welfare benefit plan" [as defined in Section 3(1) of the Employee Retirement Income Security Act ("ERISA")] or (ii) any "employee pension benefit plan" [as defined in Section 3(2) of ERISA]. Except as reflected in Disclosure Schedule E, neither Weatherford Bancshares, Parker Bancshares, nor Bank maintains or contributes to, nor has Weatherford Bancshares, Parker Bancshares, or Bank adopted or entered into, any deferred compensation plan, bonus plan, stock option plan, employee stock option plan or any other employee benefit plan, agreement, arrangement or commitment (other than normal policies concerning holidays, vacations, accumulated sick leave, and annual budgeted incentive bonuses previously disclosed to First Financial).

    3.18. Leases, Contracts and Agreements. Disclosure Schedule F reflects all leases, contracts and agreements to which Weatherford Bancshares, Parker Bancshares, or Bank is a party and which obligate or may obligate Weatherford Bancshares, Parker Bancshares, or Bank to pay any amount in excess of $25,000 over the entire term of any such lease, contract or agreement (the "Contracts"), true and correct copies of which have been or shall be made available to First Financial. For the purposes of this Agreement, the Contracts shall not be deemed to include loan commitments of, loans made by, repurchase agreements made by, bankers acceptances of, or deposits taken by Bank in the ordinary course of its banking business. Each and all of the Contracts are legal, valid, binding and enforceable in accordance with their terms and are in full force and effect. There are no existing material defaults by any party to the Contracts and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such default.

    3.19. Related Company Transactions. Except for transactions described in Disclosure Schedule G, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between Weatherford Bancshares, Parker Bancshares, or Bank.

    3.20. Transactions with Affiliates. Except as reflected in Disclosure Schedule H, neither Weatherford Bancshares, Parker Bancshares, nor Bank (1) has any loans outstanding to any of its affiliates, executive officers, or directors, or to any shareholder owning ten percent (10%) or more of its outstanding shares or (2) is a party to, or otherwise bound by, any contractual agreement with any of its affiliates, executive officers, or directors, or with any shareholder owning ten percent (10%) or more of its outstanding shares.

    3.21. Compliance with Laws. Except as otherwise disclosed in Disclosure Schedule I, Weatherford Bancshares, Parker Bancshares, and Bank are in compliance in all material respects with all applicable laws and regulations and no action is pending or threatened against Weatherford Bancshares, Parker Bancshares, or Bank by any federal, state or other regulatory authority.

    3.22. Accuracy of Information. The factual information relating to Weatherford Bancshares, Parker Bancshares, and Bank contained in this Agreement and the Disclosure Statements hereto is true, correct and complete in all material respects. The information relating to Weatherford Bancshares, Parker Bancshares, and Bank supplied for inclusion in the application of First Financial to the FRB, the Registration Statement filed by First Financial with the SEC and the Prospectus to be delivered by First Financial to each of the Shareholders of Weatherford Bancshares, as of the date supplied by Weatherford Bancshares, Parker Bancshares, and Bank, will be true, correct and complete in all material respects.

    3.23. Insurance. Weatherford Bancshares, Parker Bancshares, and Bank have in effect the insurance coverage described in Disclosure Schedule J. All insurance policies described in Disclosure Schedule J are in full force and effect; no breach or default exists under any such policy; and Weatherford Bancshares, Parker Bancshares, and Bank have timely filed all claims, if any, under any such insurance policy.

    3.24. Loans. Each loan reflected as an asset in the Financial Statements, as well as all other extensions of credit, guarantees, security agreements, deeds of trust and other documents and instruments executed in connection therewith (whether intended as security or otherwise) is the legal, valid and binding obligation of the obligor named therein and is enforceable in accordance with its terms. Weatherford Bancshares, Parker Bancshares, and Bank have made available to First Financial all material information in possession of Weatherford Bancshares, Parker Bancshares, and Bank concerning all outstanding loans of Weatherford Bancshares, Parker Bancshares, and Bank.

    3.25. Fiduciary Responsibilities. Weatherford Bancshares, Parker Bancshares, and Bank have each performed in all material respects all of its duties as a trustee, executor, grantor, escrow agent or other fiduciary in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

    3.26.     Regulatory Actions.  Except as disclosed in
Disclosure Schedule K, there are no actions or proceedings pending or threatened against Weatherford Bancshares, Parker
Bancshares, or Bank by or before the FRB, the OCC, the FDIC, the SEC or any other governmental agency or authority.

    3.27. Broker's Fees. No person or entity acting on behalf of Weatherford Bancshares, Parker Bancshares, or Bank is or shall be entitled, directly or indirectly, to any brokerage fee, commission, finder's fee or financial advisory fee in connection with the transaction contemplated by this Agreement.

    3.28. Environmental Matters. Except as disclosed in Disclosure Schedule L, there are no known material adverse environmental problems or known conditions affecting any of the properties of Weatherford Bancshares, Parker Bancshares, or Bank. In particular, and without in any way limiting the foregoing, Weatherford Bancshares, Parker Bancshares, and Bank, after due inquiry, warrant and represent that to the best of their knowledge all hazardous and toxic chemicals, substances and materials located or used upon any of their respective properties have been and are being stored, used, transported and disposed of in compliance with applicable state and federal environmental laws; that there are no underground storage tanks located upon any of their properties; and that no action or investigation is pending or threatened by any governmental or regulatory authority, or by any person, firm or corporation, arising out of any failure, or alleged failure, to comply with applicable environmental laws, statutes, rules or regulations.

    3.29 Deferred Directors Compensation. Except as disclosed in Disclosure Schedule M, neither Weatherford Bancshares, Parker Bancshares, nor Weatherford National maintains, contributes to or is otherwise obligated under any Deferred Directors Compensation Plan.


                                 ARTICLE 4

              CONDUCT OF BUSINESS OF WEATHERFORD BANCSHARES,
             PARKER BANCSHARES, AND BANK PENDING CLOSING DATE

    4.1. Affirmative Covenants. From and after the date of this Agreement and until the Closing Date, Weatherford Bancshares,
Parker Bancshares, and Bank shall each:

         (a) operate and conduct its business in the ordinary course and consistent with its prior practices;

         (b) preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c) maintain its books, accounts and records in accordance with generally accepted accounting principles and/or banking practices, as applicable, and comply with all of its contractual obligations;

         (d) maintain all of its properties in good repair, order and condition, reasonable wear and tear excepted, and maintain appropriate insurance coverage upon all such properties;

         (e) in good faith and in a timely manner (i) cooperate with First Financial in satisfying the conditions in this Agreement; (ii) diligently assist First Financial, to the extent it may reasonably require, in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transaction contemplated by this Agreement; (iii) furnish, or cause to be furnished, to First Financial such information as First Financial may reasonably require for inclusion in any filings or applications that may be necessary in that regard; and
(iv) perform all acts and execute and deliver all documents reasonably necessary to cause the transaction contemplated by this Agreement to be consummated at the earliest possible date;

         (f) timely file with the FRB, OCC, FDIC, SEC and other regulatory authorities all financial statements and other reports to be filed by it and promptly thereafter deliver to First Financial copies of all financial statements and other reports required to be so filed;

         (g) comply with all applicable laws and regulations, noncompliance with which would have a material adverse effect upon its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business;

         (h) promptly give written notice to First Financial upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of Weatherford Bancshares, Parker Bancshares, or Bank contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same; and

         (i)  provide to First Financial, or provide First
Financial access to, all books, records, reports, financial statements and other documents and information as First Financial may from time to time request.

         (j) immediately or prior to the date of closing of this contemplated transaction, establish such additional accruals and reserves as may be necessary to conform Weatherford Bancshares', Parker Bancshares', and Weatherford National's accounting and credit loss reserve practices and methods to those of First Financial.

         (k) engage, consistent with prior practices, its independent accountants to conduct an audit for the year ended
December 31, 1995.

    4.2. Negative Covenants. Except with the prior written consent of First Financial, neither Weatherford Bancshares,
Parker Bancshares, nor Bank shall, from the date of this Agreement and until the Closing Date:

         (a) make or permit any amendment to its Articles of Association or Bylaws;

         (b) make or permit any changes in allocating or charging costs which in the aggregate would cause a material detriment, except as may be required by applicable regulation or GAAP, and after notice to First Financial;

         (c) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement, (i) directly or indirectly initiate contact with any person or entity in an effort to solicit an acquisition, merger or consolidation proposal relating to Weatherford Bancshares, Parker Bancshares, or Bank, (ii) enter into negotiation of the terms of an agreement relating to the acquisition, merger or consolidation of Weatherford Bancshares, Parker Bancshares, or Bank, (iii) permit access to the premises of Weatherford Bancshares, Parker Bancshares, or Bank for the review of its business or operations (except as required by law), (iv) except in the ordinary course of business, enter into any oral or written agreement to sell the assets of Weatherford Bancshares, Parker Bancshares, or Bank or to merge, consolidate, liquidate or dissolve Weatherford Bancshares, Parker Bancshares, or Bank, or (v) authorize or engage any officer, employee, agent or representative of Weatherford Bancshares, Parker Bancshares, or Bank (including but not limited to investment bankers and financial advisers) to enter into any such solicitation, negotiation or any such oral or written agreement;

         (d) make any change in the number of shares of its capital stock issued and outstanding, or issue, reserve for issuance, grant, or authorize the issuance of any shares of their capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or conversion into shares of their capital stock;

         (e) incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligation or liability (absolute, accrued, contingent or otherwise);

         (f) permit or allow any of its property or assets to become subject to any pledge, lien, security interest or encumbrance, restrictions or change of any kind;

         (g) cancel any debts in excess of $25,000, waive any claims or rights of material value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         (h) dispose of or permit to lapse any of its rights to the use of any material trademark, trade name or copyright, or dispose of or disclose to any person any material trade secret not theretofore a matter of public knowledge;

         (i) grant or permit any increase in compensation, or pay or agree to pay or accrue any bonus or like benefit, to or for the credit of any of its directors, officers or employees, or enter into, or permit, of any employment or consulting agreement or other agreement for personal services with any of its directors, officers or employees, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of any such plan (except as required by or to comply with any law or regulation);

         (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, except for (i) normal, regular dividends or other distributions of Bank to Parker Bancshares and Parker Bancshares to Weatherford Bancshares, and (ii) Weatherford
Bancshares regular dividend of   $ .50 per share payable to
its shareholders in January 1996;

         (k) acquire the capital stock or other equity securities of any corporation or any equity or ownership interest in any partnership or other business enterprise, except through foreclosure, the exercise of creditors' remedies or in a fiduciary capacity;

         (l) make aggregate capital expenditures and commitments in excess of $25,000 for additions to its premises or equipment; or

         (m) except as disclosed in Disclosure Schedule N, modify any outstanding loans, make any new loans or acquire any loan participations, unless such modifications, new loans, or participations are made in the ordinary course of business.

    4.3. Certain Activities in Ordinary Course. For the purposes of Section 4.2(i), it shall be considered to be in the ordinary course of business for Weatherford Bancshares and Bank to grant reasonable salary increases to officers and employees for 1996, and to make its usual and customary matching contribution to contributions made by employees of Weatherford Bancshares or Bank under its or their 401(k) Plan, but First Financial shall be notified in writing of any such increases or contributions to be paid after the date of this Agreement.

    4.4. Covenants. From and after the date of this Agreement and until consummation or termination of the transaction contemplated by this Agreement, neither Weatherford Bancshares, Parker Bancshares, nor Bank shall take any action which would cause Weatherford Bancshares, Parker Bancshares, or Bank to be in breach of any of the covenants contained in this Article 4; and Weatherford Bancshares, Parker Bancshares, and Bank shall, within their ability to do so, cause Weatherford Bancshares, Parker Bancshares and Bank to keep and perform all of the covenants contained in this Article 4.


                                 ARTICLE 5

                        WARRANTIES, REPRESENTATIONS
                     AND COVENANTS OF FIRST FINANCIAL

    First Financial warrants and represents to, and covenants and agrees with, Weatherford Bancshares, Parker Bancshares, and Bank as follows:

    5.1. Organization and Standing of First Financial. First Financial is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted.

    5.2. Capitalization. First Financial has an authorized capitalization of 10,000,000 shares of common stock of the par value of $10.00 per share, of which 5,012,133 shares are issued, outstanding, and fully paid as of the date of this Agreement.

    5.3. Authority of First Financial. This Agreement has been duly executed and delivered by First Financial and, subject to the conditions precedent to Closing of the transactions set forth herein, is a valid, legally binding and enforceable obligation of First Financial. Neither the execution, delivery or performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will violate (with or without the giving of notice or the passage of time), be in conflict with, result in a breach of any provision of, or constitute a default under, any provision of law applicable to First Financial, or any agreement or understanding, order, judgment, award, decree, statute, ordinance, regulation or other restriction of any kind or character to which First Financial is a party or by which any of its or their assets or properties is subject or bound. There are no actions, suits, proceedings or claims pending or, to its knowledge, threatened against First Financial, at law or in equity, or before or by any foreign, federal, state, municipal or other government court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to or of First Financial upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.

    5.4. No Adverse Change. From the date of this Agreement until the Closing Date, First Financial shall not have suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise) or business.

    5.5. Due Diligence. The officers, employees or other representatives of First Financial have reviewed and examined the assets, property (real and personal), leases and all other contractual arrangements to which Weatherford Bancshares, Parker Bancshares, or Bank is a party and all business records of Weatherford Bancshares, Parker Bancshares, and Bank including, but not limited to, committee and directors' minutes, reports of condition, reports of income, tax returns, deposit agreements, loan portfolios, documents pertaining to legal matters, and financial statements, all of which review and examination was conducted upon the premises of Weatherford Bancshares, Parker Bancshares, and Bank, and First Financial hereby confirms the acceptability of such due diligence review.

    5.6. Covenants. First Financial covenants and agrees that it shall:

         (a) use its best efforts in good faith and in a timely manner to (i) cooperate with Weatherford Bancshares, Parker Bancshares, and Bank in satisfying the conditions in this Agreement, (ii) obtain as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory or corporate, as are necessary for First Financial to carry out and consummate the transactions contemplated by this Agreement, including specifically (but without limitation) the approval called for by Section 5.7, and (iii) furnish information concerning First Financial and its subsidiaries not previously provided to Weatherford Bancshares, Parker Bancshares, and Bank required for inclusion in any filing or applications that may be necessary in that regard;

         (b) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

         (c) promptly give written notice to Weatherford Bancshares, Parker Bancshares, and Bank upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of First Financial contained in or referred to in this Agreement to be untrue in any material respect, and use its best efforts to prevent or promptly remedy the same; and

         (d) cause its officers, directors and representatives to treat as confidential any and all information concerning Weatherford Bancshares, Parker Bancshares, and Bank which is furnished to First Financial, its directors, officers, employees, shareholders, agents, representatives or advisors, in connection with this Agreement, or which was furnished prior to the execution of this Agreement for the purpose of First Financial reviewing and evaluating the transaction contemplated by this Agreement, except insofar as disclosure to certain parties is necessary to meet the conditions of this Agreement.

    5.7. Federal Reserve Approval. Specifically, but without limiting the effect of Section 5.6, promptly upon execution of this Agreement, First Financial shall make application to the Board of Governors of the Federal Reserve System (the "FRB") for prior approval to acquire the Weatherford Bancshares Stock in accordance with this Agreement as required by the Bank Holding Company Act of 1956, as amended, and applicable regulations. Promptly upon receipt, First Financial shall furnish Weatherford Bancshares, Parker Bancshares, and Bank with a copy of the notice of approval or disapproval of the application made by it to the FRB.

    5.8  SEC Registration.  Without limiting the effect of
Section 5.6, upon execution of this Agreement, First Financial shall proceed to file a Registration Statement with the Securities and Exchange Commission pursuant to the Act covering the shares of First Financial Stock to be issued pursuant to this Agreement. Promptly upon receipt of such declaration of the effectiveness of such Registration Statement from the Securities and Exchange Commission, First Financial shall furnish Weatherford Bancshares, Parker Bancshares, and Bank with a copy of the approval or disapproval of the effectiveness of such Registration Statement.

                                 ARTICLE 6

           SURVIVAL OF WARRANTIES, INDEMNIFICATION AND LIABILITY

    6.1. Nature and Survival of Representations and Warranties. The covenants, representations and warranties of the parties hereto shall survive the Closing Date, and all inspections, examinations, or audits on behalf of the parties, for a period of two (2) years after the Closing Date.


                                 ARTICLE 7

                                TERMINATION

    7.1. Circumstances Authorizing Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Stock Purchase Offer contemplated hereby may be abandoned at any time, but prior to the Closing Date:

         (a) by mutual written consent duly authorized by the Boards of Directors of First Financial and Weatherford

Bancshares, Parker Bancshares, and Bank;

         (b) by First Financial (i) if First Financial learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty or covenant of Weatherford Bancshares, Parker Bancshares, or Bank contained in Article 3 which constitute a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied or, if not satisfied, waived in writing by First Financial;

         (c) by Weatherford Bancshares (i) if Weatherford Bancshares learns or becomes aware of a state of facts or breach of inaccuracy of any representation or warranty or covenant of First Financial contained in Article 5 which constitutes a material adverse change from that represented in this Agreement, or (ii) if any of the conditions to Closing contained in Article 2 are not satisfied or, if not satisfied, waived in writing by Weatherford Bancshares, Parker Bancshares, and Bank;

         (d) by First Financial and Weatherford Bancshares if the Closing Date shall not have occurred on or before March 31, 1996, or such later date agreed to in writing by First
Financial and Weatherford Bancshares, Parker Bancshares, and
Bank; or

         (e) by First Financial or Weatherford Bancshares if any court of competent jurisdiction in the United States (federal or state) or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the exchange of shares or the merger, and such order, decree, ruling or other action shall have been final and nonappealable.



                                 ARTICLE 8

                         MISCELLANEOUS PROVISIONS

    8.1. Public Announcements. Prior to the Closing Date, neither Weatherford Bancshares, Parker Bancshares, Bank, nor First Financial, nor any person affiliated with any of them, shall, without the prior approval of the other parties, make any written public announcement, or make any written statement or release to the press with respect to this Agreement or the transactions contemplated hereby.

    8.2. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas and of the United
States of America.

    8.3. Paragraph and Other Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    8.4. Waivers and Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    8.5. Expenses.

         (a) Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided in this Agreement, each of the parties shall be responsible for their respective attorneys' fees and expenses incident to the negotiation, preparation, execution and consummation of the transaction contemplated by this Agreement including attorneys' and accountants' fees and expenses.

    8.6. Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules, embodies the entire agreement and understanding of the parties with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertaking other than those expressly set forth or referred to herein.

    8.7. Notices. All notices, requests, demands or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (a)  In the case of First Financial, to:

              Mr. Kenneth T. Murphy
              Chairman of the Board, President and Chief
              Executive Officer
              First Financial Bankshares, Inc.
              Post Office Box 701
              Abilene, Texas  79604



         (b)  In the case of Weatherford National Bancshares,
              Inc., Parker Bancshares, Inc., and/or Weatherford
              National Bank, to:

              Mr. Walter F. Worthington
              Chairman of the Board and President
              Weatherford National Bancshares, Inc.
              Post Office Box 1299
              Weatherford, Texas  76086

    or to such other addresses as any party shall specify by notice to the others.

    8.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same.

    8.9. Attachment of Disclosure Schedules. Weatherford Bancshares, Parker Bancshares, Bank and First Financial acknowledge that the Disclosure Schedules referenced herein may not be attached hereto at the time of execution of this Agreement. It is the intent of all parties hereto that the form and content of all such Disclosure Schedules will be prepared in form acceptable to First Financial and that such Disclosure Schedules shall then be attached to this Agreement and that such Disclosure Schedules shall then become a part of this Agreement for all purposes. In the event that the contents in the Disclosure Schedules are not acceptable to First Financial, this Agreement may be terminated by First Financial by written notice and be of no further force and effect. Notwithstanding the fact that any such Disclosure Schedules may not be attached hereto at the time of execution, the date of this Agreement or date of execution of this Agreement shall for all purposes be the date first written above.

    8.10. Binding Effect - Assignment. This Agreement is binding upon the undersigned parties, their heirs, personal representatives, successors and assigns. The rights of First Financial under this Agreement may not be assigned without the prior written consent of Weatherford Bancshares, Parker Bancshares, and Bank, except that, at Closing, FFB Delaware or another subsidiary of First Financial may acquire the Shares so long as First Financial remains liable for its obligations under this Agreement.

    8.11. Definitions. In addition to other definitions contained elsewhere in this Agreement, as used in this Agreement:

         (a) an "affiliate" means any bank, corporation, partnership or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, Weatherford Bancshares, Parker Bancshares, and Bank;

         (b) references to a particular "Article" or "Section" are to the given article or section of this Agreement; and

         (c) unless context otherwise requires, words of the singular number include the plural and of the plural include the singular and words of the masculine gender include the feminine and neuter.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in multiple originals, as of the day and year first above written.

                             FIRST FINANCIAL BANKSHARES, INC.
ATTEST:

By:                               By:

Curtis R. Harvey                  Kenneth T. Murphy,
Executive Vice President          Chairman of the Board,President
and Chief Financial Officer       and Chief Executive Officer



                             WEATHERFORD NATIONAL BANCSHARES,
                             INC.
ATTEST:

By:                               By:

Name:                             Walter F. Worthington,
Title:                            Chairman of the Board and
                                  President



                             PARKER BANCSHARES, INC.
ATTEST:

By:                               By:


Name:                                            President
Title:


                             WEATHERFORD NATIONAL BANK
ATTEST:

By:                               By:


Name:                             Walter F. Worthington,
Title:                            Chairman of the Board and
                                  President